Exhibit 10.1

EXECUTION COPY

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of October 14, 2016, is entered into by and among:

(i)                                     Illinois Power Generating Company (“Genco”);

(ii)                                  Dynegy Inc. (“Dynegy”);

(iii)          Solely with respect to Sections 4(a) and 4(b), Illinois Power Marketing Company (“IPM”), an indirect, wholly-owned subsidiary of Dynegy; and solely with respect to Section 4(b), Dynegy Administrative Services Company (“DASC”), Dynegy Operating Company (“DOC”), IPH, LLC (“IPH”), Illinois Power Resources Generating, LLC (“IPRG”) and Electric Energy, Inc. (“EEI,” and collectively with DASC, DOC, IPH and IPRG, the “Additional SSA Parties”); and

(iv)          the undersigned investment advisors or the private investment funds and/or investment accounts on whose behalf the undersigned acts as an investment advisor (together with their respective successors and permitted assigns and any subsequent Noteholder (as defined herein) that becomes party hereto in accordance with the terms hereof, the “Consenting Noteholders”) of the:

(a) 7.00% Senior Notes, Series H, due 2018 (the “2018 Notes”) issued by Ameren Energy Generating Company (“Ameren”) (as predecessor to Genco) under the indenture, dated as of November 1, 2000 (the “Base Indenture”), between Ameren and The Bank of New York, as trustee (the “Indenture Trustee”), as supplemented by the sixth supplemental indenture, dated as of July 7, 2008, between Ameren and the Indenture Trustee (the “Sixth Supplemental Indenture”);

(b) 6.30% Senior Notes, Series I, due 2020 (the “2020 Notes”) issued by Ameren under the Base Indenture, as supplemented by the seventh supplemental indenture, dated as of November 1, 2009, between Ameren and the Indenture Trustee (the “Seventh Supplemental Indenture”); and

(c) 7.95% Senior Notes, Series F, due 2032 (the “2032 Notes,” and collectively with the 2018 Notes and the 2020 Notes, the “Genco Notes,” and the holders of the Genco Notes, “Noteholders”) issued by Ameren under the Base Indenture, as supplemented by the fourth supplemental indenture, dated as of January 15, 2003, between Ameren and the Trustee (the “Fourth Supplemental Indenture,” and collectively with the Base Indenture, as supplemented by the Sixth Supplemental Indenture, the Seventh Supplemental Indenture and the Fourth Supplemental Indenture, the “Indenture,” and any claim of any entity arising under or in connection with the Indenture or the Genco Notes, a “Genco Notes Claim”).

Dynegy, Genco, each Consenting Noteholder, and any subsequent person or entity that becomes a party hereto in accordance with the terms hereof are referred herein as the “Parties”

and individually as a “Party.”  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the term sheet attached hereto as Exhibit A (the “Term Sheet,” including any schedules and exhibits attached thereto, and as may be modified in accordance with Section 9 hereof).

RECITALS

WHEREAS, Dynegy is the ultimate parent company of Genco, indirectly holding 100% of the equity interests of Genco;

WHEREAS, as of the date hereof, the Consenting Noteholders hold, in the aggregate, approximately 62.6% of the aggregate outstanding principal amount of the Genco Notes;

WHEREAS, the Parties have engaged in arm’s length, good faith discussions with respect to a potential restructuring of the Genco Notes;

WHEREAS, as a result of the discussions between the Parties, the Parties have reached agreement and wish to implement a restructuring of the Genco Notes (the “Restructuring”) through either (a) an out-of-court exchange of the Genco Notes by Dynegy (the “Exchange Offers”) or (b) a pre-packaged chapter 11 plan of reorganization for Genco (the “Plan”) consummated through a voluntary reorganization case (the “Chapter 11 Case”) pursuant to chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) to be filed with the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”), each upon the terms and conditions set forth in this Agreement and the Term Sheet attached hereto as Exhibit A; and

WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the matters discussed in this Agreement and the Term Sheet.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

Section 1.                                          Agreement Effective Date.  This Agreement shall become effective and binding on the Parties only upon the execution by each of (a) Dynegy, (b) Genco, (c) IPM, (d) the Additional SSA Parties, and (e) Consenting Noteholders holding at least 62.6% in the aggregate outstanding principal amount of the Genco Notes (the date of such execution of all such parties, the “Plan Support Effective Date”).

Section 2.                                          Exhibits Incorporated by Reference.

Each of the exhibits attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include the exhibits hereto.  In the event of any inconsistency between this Agreement and the exhibits attached hereto, this Agreement shall govern.

Section 3.                                          Commitments of the Parties to Support the Restructuring.

(a)                                 Commitments of the Consenting Noteholders.  Each Consenting Noteholder, severally and not jointly, agrees to:

(i)            support the Restructuring, including the Exchange Offers, the Consent Solicitations and the Plan within the timeframes outlined herein and in the Term Sheet, as applicable, and to act in good faith and take (and cause its controlled affiliates, and their respective representatives, agents and employees to take, and, as necessary, to join in a direction to the Indenture Trustee to take) all actions reasonably necessary to support and achieve consummation of the Restructuring within the timeframes outlined herein;

(ii)           upon receipt of the Offering Memorandum (as defined herein), (A) promptly (and in any event, within 10 Business Days) tender in the Exchange Offers all Genco Notes held by such Consenting Noteholder and not withdraw its tender or support, provided that if there is a change to the Exchange Consideration after the commencement of the Exchange Offers that is materially adverse to Consenting Noteholders, then Consenting Noteholders shall be afforded a reasonable opportunity to withdraw their tender in the Exchange Offers, and (B) provide its consent in favor of the Proposed Amendments to the Indenture to eliminate certain of the restrictive covenants and events of default contained therein, subject to the terms described in the Term Sheet, and execute and deliver such documents as may be reasonably requested by Genco to evidence such consent;

(iii)          upon receipt of the Offering Memorandum, (A) timely vote or cause to be voted any and all of its Genco Notes Claims and, if applicable, any other claims it holds against Genco that are entitled to vote on the Plan, to accept the Plan by delivering its duly executed and completed ballot or ballots, as applicable, accepting the Plan on a timely basis; (B) to the extent it is permitted to elect whether to opt out of the releases set forth in the Plan, elect not to opt out of the releases set forth in the Plan by timely delivering its duly executed and completed ballot or ballots, as applicable, indicating such election; and (C) not change or withdraw (or cause to be changed or withdrawn) any such vote or election;

(iv)          not directly or indirectly, through any person or entity, seek, solicit, propose, support, assist, engage in negotiations in connection with or participate in the formulation, preparation, filing or prosecution of, any plan, plan proposal, restructuring proposal, offer of dissolution, winding up, liquidation, sale or disposition, reorganization, merger or restructuring of Genco other than the Exchange Offers and the Plan, or take any other action that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay or impede the Restructuring, including consummation of the Exchange Offers or the Consent Solicitations, solicitation of votes on the Plan, approval of the Offering Memorandum as the disclosure statement for the Plan, and the confirmation and consummation of the Plan, or take any other action that would have a material negative impact upon the Restructuring; and

(v)                                 not direct the Indenture Trustee to take any action inconsistent with the Consenting Noteholders’ obligations under this Agreement, and if the Indenture

Trustee takes any action inconsistent with the Consenting Noteholders’ obligations under this Agreement, the Consenting Noteholders shall use commercially reasonable efforts to instruct or direct the Indenture Trustee in writing to cease and refrain from taking any such action, provided, however, that nothing in this Agreement shall require the Consenting Noteholders to commence litigation against the Indenture Trustee or provide the Indenture Trustee with any indemnity or incur any similar reimbursement obligation.

(b)                                 Commitments of Genco.  Genco agrees to:

(i)                                     support the Restructuring, including the Exchange Offers, the Consent Solicitations and the Plan within the timeframes outlined herein and in the Term Sheet, as applicable, and to act in good faith and take (and cause its controlled affiliates, including EEI, and their respective representatives, agents and employees to take) all reasonable actions necessary to support and achieve consummation of the Restructuring within the timeframes outlined herein;

(ii)                                  commence solicitation of votes to accept or reject the Plan through the Offering Memorandum as soon as reasonably practicable following the Plan Support Effective Date (but in no event later than twenty (20) Business Days prior to December 20, 2016), and, to the extent that holders of less than 97% in the aggregate outstanding principal amount of the Genco Notes have participated in the Exchange Offers (as may be waived, amended or modified in accordance with this Agreement, the “Minimum Participation Condition”), but a majority in number of the Noteholders who have voted on the Plan and who hold at least 66.7% in the aggregate amount of Genco Notes Claims held by Noteholders voting on the Plan have voted to accept the Plan, and subject to approval of its board of directors: (A) commence the Chapter 11 Case as soon as reasonably practicable (but in no event prior to payment by Genco of the 2032 Interest Payment (as defined herein) and no later than five (5) Business Days following the Expiration Date (as such Expiration Date may be extended by Dynegy in its sole discretion after consultation with Genco and the Consenting Noteholders) so long as the 2032 Interest Payment (as defined herein) has been paid); (B) file on the Petition Date the Plan and Offering Memorandum; (C) file on the Petition Date a motion to approve the Offering Memorandum as the disclosure statement for the Plan and to schedule a joint hearing on approval of the Offering Memorandum and confirmation of the Plan; (D) file such other “first day” motions and pleadings reasonably determined by Genco, in consultation with Dynegy and the Consenting Noteholders, to be necessary, and to seek interim and final (to the extent necessary) orders from the Bankruptcy Court approving the relief requested in such “first day” motions; and (E) obtain orders of the Bankruptcy Court on or before March 31, 2017 (x) approving the Offering Memorandum as the disclosure statement for the Plan and (y) confirming the Plan;

(iii)                               provide draft copies of all motions and other pleadings to be filed in the Chapter 11 Case to W&C and WF&G at least five (5) Business Days1 prior to the date when Genco intends to file such document, and consult in good faith with Dynegy

(1)         “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Rule 9006(a) of the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of the Judicial Code and the general, local and chambers rules of the Bankruptcy Court).

and the Consenting Noteholders regarding the form and substance of any such proposed filing; provided, however, that in the event that five (5) Business Days’ notice is impossible or impracticable under the circumstances, Genco shall provide draft copies of any motions or other pleadings to W&C and WF&G as soon as otherwise practicable before the date when Genco intends to file any such motion or other pleading;

(iv)          not directly or indirectly, through any person or entity, seek, solicit, propose, support, assist, engage in negotiations in connection with or participate in the formulation, preparation, filing or prosecution of, any plan, plan proposal, restructuring proposal, offer of dissolution, winding up, liquidation, sale or disposition, reorganization, merger or restructuring of Genco other than the Restructuring, or take any other action that is inconsistent with, or that would reasonably be expected to prevent, interfere with, delay or impede, the Restructuring, including consummation of the Exchange Offers or Consent Solicitations, solicitation of votes on the Plan, approval of the Offering Memorandum as the disclosure statement for the Plan, and the confirmation and consummation of the Plan, or take any other action that would have a material negative impact upon the Restructuring;

(v)                                 use commercially reasonable efforts to obtain any and all regulatory and/or third party approvals for the Restructuring;

(vi)                              pay the interest payments due: (A) on October 15, 2016 with respect to the 2018 Notes; and (B) on December 1, 2016 with respect to the 2032 Notes (the “2032 Interest Payment”); and

(vii)                           pay any and all fees and expenses of                                       Willkie Farr & Gallagher LLP (“WF&G”) and Houlihan Lokey Capital, Inc. (“HL”), in accordance with the terms of the letter agreement with WF&G, dated as of May 6, 2016, and the letter agreement with HL, dated as of June 1, 2016 (the “HL Agreement”), respectively, and fulfill all of Genco’s other obligations under such letter agreements, including, but not limited to, filing on the Petition Date a motion to assume the HL Agreement pursuant to section 365 of the Bankruptcy Code.

(c)                                  Commitments of Dynegy.  Dynegy agrees to:

(i)                                     support the Restructuring, including the Exchange Offers, the Consent Solicitations and the Plan within the timeframe outlined herein and in the Term Sheet, as applicable, and to act in good faith and take (and cause its controlled affiliates, and their respective representatives, agents and employees to take) all reasonable actions necessary to support and achieve consummation of the Restructuring within the timeframes outlined herein;

(ii)                                  commence the Exchange Offers as soon as reasonably practicable following the Plan Support Effective Date (but in no event later than twenty (20) Business Days prior to December 20, 2016), and not terminate the Exchange Offers prior to the Expiration Date (as such Expiration Date may be extended by Dynegy in its sole discretion after consultation with Genco and the Consenting Noteholders) unless the conditions to Dynegy’s obligations to consummate the Exchange Offers are incapable of being satisfied or waived (as amended, modified, supplemented or waived);

(iii)          if the conditions to Dynegy’s obligations to consummate the Exchange Offers have been satisfied or waived (as amended, modified, supplemented or waived), consummate the Exchange Offers as soon as reasonably practicable following the expiration of the Exchange Offers, but in no event later than December 20, 2016;

(iv)                              use commercially reasonable efforts to obtain any and all regulatory and/or third party approvals for the Restructuring; and

(v)           not directly or indirectly, through any person or entity, seek, solicit, propose, support, assist, engage in negotiations in connection with or participate in the formulation, preparation, filing or prosecution of, any plan, plan proposal, restructuring proposal, offer of dissolution, winding up, liquidation, sale or disposition, reorganization, merger or restructuring of Genco other than the Restructuring, or take any other action that is inconsistent with or that would reasonably be expected to prevent, interfere with, delay or impede the Restructuring, including consummation of the Exchange Offers or Consent Solicitations, solicitation of votes on the Plan, approval of the Offering Memorandum as the disclosure statement for the Plan, and the confirmation and consummation of the Plan, or take any other action that would have a material negative impact upon the Restructuring.

Section 4.                                          Additional Commitments.

(a)                                 Commitments Regarding Genco PSA.  IPM and Genco are party to that certain Power Supply Agreement, dated March 28, 2008 (as amended by the First Amendment dated January 1, 2010, and as further amended from time to time, the “Genco PSA”).  With respect to the Genco PSA, in consideration of IPM’s and Dynegy’s agreements hereunder, and the consideration being provided by Dynegy with respect to the Restructuring:

(i)                                     Dynegy and IPM believe the Genco PSA provides for termination thereof at any time upon six (6) months’ notice, but certain entities have asserted they would dispute the provision of such notice or any purported termination based thereon, and therefore, IPM and Genco agree that subject to and upon consummation of the Restructuring, the Genco PSA shall be amended to (A) provide that at any time during the term of the Genco PSA, either party may elect to terminate the Genco PSA by providing the other party with no less than six (6) months’ advanced written notice of its desire to terminate the Genco PSA, and (B), if requested by Dynegy and IPM, modify the calculation of the Energy Charge (as defined in the Genco PSA) and the Capacity Payment (as defined in the Genco PSA) to eliminate any subsidy from IPM or IPRG to Genco under the Genco PSA;

(ii)                                  if Genco files the Chapter 11 Case as contemplated in this Agreement;

(A)                               IPM agrees that, so long as (x) this Agreement is not terminated either (1) by Dynegy as to all other Parties pursuant to Section 8(c)(ii) or (2) by Genco pursuant to Section 8(b)(iv), and (y) Genco is not in default under the Genco PSA (except as a result of the filing of the Chapter 11 Case), it will not seek to terminate the Genco PSA under sections 556 or 560 of the Bankruptcy Code, or other methods of termination, or request performance assurance under the Genco PSA (or the posting of collateral under any related collateral agreements), except as otherwise set forth in this Section 4(a)(ii); and

(B)                               the Parties agree that if this Agreement is terminated, Genco may seek to dismiss the Chapter 11 Case (and, so long as this Agreement was not terminated by Dynegy as to all other Parties pursuant to Section 8(c)(ii) or by Genco pursuant to Section 8(b)(iv), Dynegy and IPM shall not object to or otherwise oppose such dismissal), and (x) if the Chapter 11 Case is dismissed, then Section 4(a)(ii)(A) shall be of no force or effect and the rights of the Parties with respect to the Genco PSA, including termination thereof, are fully preserved, and no Party shall raise or support at any time in any subsequent case for Genco under the Bankruptcy Code any argument that IPM waived, relinquished or otherwise modified any right it may have to terminate the Genco PSA, under sections 556 or 560 of the Bankruptcy Code or otherwise, based on IPM’s agreement to not terminate the Genco PSA as set forth above in Section 4(a)(ii)(A), and (y) if the Chapter 11 Case is not dismissed (regardless of whether Genco previously sought, withdrew or abandoned such dismissal), then notwithstanding anything provided to the contrary in the Genco PSA, the Genco PSA shall automatically and immediately terminate without any further notice, unless otherwise agreed in writing between IPM and Genco, on April 30, 2018, and the Genco PSA is hereby deemed immediately amended or supplemented, as the case may be, to reflect and give effect to the terms of this Section 4(a)(ii)(B); and

(iii)                               Each of Genco, IPM and Dynegy, severally and not jointly, represents and warrants to the other Parties that, as of the date hereof, there are no defaults or continuing events of default by Genco under the Genco PSA.

(b)                                 Commitments Regarding Shared Services Agreement.  Dynegy, Genco, IPM and the Additional SSA Parties are party to that certain Services Agreement, dated December 2, 2013 (as amended by that certain First Amendment to Services Agreement, dated January 20, 2014, that certain Second Amendment to Services Agreement, dated August 31, 2014, and that certain Third Amendment to Services Agreement, dated December 30, 2015, the “Shared Services Agreement”).  With respect to the Shared Services Agreement, in consideration of Dynegy’s agreements hereunder, and the consideration being provided by Dynegy with respect to the Restructuring:

(i)                                     Dynegy, Genco, IPM and the Additional SSA Parties agree that subject to and upon consummation of the Restructuring, the Shared Services Agreement shall be amended to provide that Dynegy and the other “Providers” (as defined in the Shared Services Agreement) may terminate for convenience the Shared Services Agreement with respect to one or more “Recipients” (as defined in the Shared Services Agreement) upon twelve (12) months’ notice to such Recipients;

(ii)                                  if Genco files the Chapter 11 Case as contemplated in this Agreement;

(A)                               Dynegy, DASC and DOC agree that, so long as (x) this Agreement is not terminated either (1) by Dynegy as to all other Parties pursuant to Section 8(c)(ii) or (2) by Genco pursuant to Section 8(b)(iv), and (y) Genco is not in default under the Shared Services Agreement (except as a result of the filing of the Chapter 11 Case), they will not seek to terminate the Shared Services Agreement, or, prior to termination of this Agreement, request performance assurance under the Shared Services Agreement or payment in cash of any amounts due from Genco under the Shared Services Agreement, except as otherwise set forth in this Section 4(b)(ii); provided that, for the avoidance of doubt, amounts otherwise due from Genco under the Shared Services Agreement shall continue to accrue and shall be treated as administrative expenses in the Chapter 11 Case; and

(B)                               the Parties agree that if this Agreement is terminated, Genco may seek to dismiss the Chapter 11 Case (and, so long as this Agreement was not terminated by Dynegy as to all other Parties pursuant to Section 8(c)(ii) or by Genco pursuant to Section 8(b)(iv), Dynegy and the Additional SSA Parties shall not object to or otherwise oppose such dismissal), and (x) if the Chapter 11 Case is dismissed, then Section 4(b)(ii)(A) shall be of no force or effect and the rights of the Parties with respect to the Shared Services Agreement, including termination thereof, are fully preserved, and no Party shall raise or support at any time in any subsequent case for Genco under the Bankruptcy Code any argument that Dynegy, DASC or DOC waived, relinquished or otherwise modified any right they may have to terminate the Shared Services Agreement, and (y) if the Chapter 11 Case is not dismissed (regardless of whether Genco previously sought, withdrew or abandoned such dismissal), then notwithstanding anything provided to the contrary in the Shared Services Agreement, the Shared Services Agreement shall automatically and immediately terminate with respect to Genco and its subsidiaries without any further notice, unless otherwise agreed in writing between Dynegy and Genco, on April 30, 2018, and the Shared Services Agreement is hereby deemed immediately amended or supplemented, as the case may be, to reflect and give effect to the terms of this provision; and

(iii)                               Each of Dynegy, Genco, and each Additional SSA Party, severally and not jointly, represents and warrants to the other Parties that, as of the date hereof, there are no defaults or continuing events of default by Genco under the Shared Services Agreement.

(c)                                  Commitment to Release.  The Parties agree that their obligations under Section 3 shall not be affected, and the Parties will continue to be obligated to support and consummate the Restructuring as set forth in Section 3, notwithstanding denial by the Bankruptcy Court in the Chapter 11 Case of releases by holders of claims against and interests in Genco in favor of the Released Parties; provided, however, for the avoidance of doubt, the

Parties agree that all releases between the Parties, as set forth in the Term Sheet and the Definitive Restructuring Documents, are a material part of the consideration being provided under this Agreement, and the Parties will take all actions necessary, including the execution of separate releases in form and substance substantially similar to those set forth in the Term Sheet and the Definitive Restructuring Documents, to ensure the releases between the Parties are implemented.

(d)                                 RSA Fee.  Subject to consummation of the Restructuring, each Consenting Noteholder who executes and delivers to (i) White & Case LLP (“W&C”), as counsel to Dynegy, (ii) Latham & Watkins LLP (“Latham”), as counsel to Genco and (iii) WF&G, as counsel to the Ad Hoc Group of Noteholders (the “Ad Hoc Group”) at the notice addresses set forth in Section 18 a signature page to this Agreement and thereby becomes a Party to this Agreement on or before October 21, 2016 (an “Early Consenting Noteholder”) shall receive upon the Effective Date its pro rata share of $9,000,000 in cash (the “RSA Fee”), with such pro rata share determined as the proportion that the amount of Genco Notes Claims held by such Early Consenting Noteholder on the Effective Date bears to the aggregate amount of all Genco Notes Claims held by the Early Consenting Noteholders and Qualified Permitted Transferees (as defined herein) as of the Effective Date (unless the Bankruptcy Court requires the RSA Fee to be paid by Genco pro rata to all holders of Genco Notes Claims, in which case each Party’s rights and obligations with respect to the RSA Fee shall be determined accordingly); provided, that to the extent an Early Consenting Noteholder Transfers (as defined herein) any Genco Notes Claims to a Permitted Transferee (as defined herein) in accordance with Section 6(a) hereof prior to consummation of the Restructuring, such Permitted Transferee shall be entitled to such Early Consenting Noteholder’s pro rata share of the RSA Fee in respect of such Transferred Genco Notes Claims but not any other Genco Notes Claims held by such Permitted Transferee (unless such Permitted Transferee was an Early Consenting Noteholder) (such Permitted Transferee, solely with respect to such Transferred Genco Notes Claims, a “Qualified Permitted Transferee”).

Section 5.                                          Definitive Restructuring Documents.

The definitive documents and agreements governing the Restructuring (collectively, the “Definitive Restructuring Documents”) shall include:

(a)                                 the Plan and each document or agreement contemplated in connection with consummation of the Exchange Offers and Plan, including the Dynegy Notes, the Dynegy Warrants, the Supplemental Indenture, and all related agreements, exhibits, schedules and supplements contemplated by the foregoing;

(b)                                 the order of the Bankruptcy Court confirming the Plan, and authorizing all of the transactions and agreements contemplated by the Plan (the “Confirmation Order”);

(c)                                  the offering memorandum and disclosure statement with respect to the Exchange Offers, Consent Solicitations and the Plan (the “Offering Memorandum”), the other solicitation materials in respect of the Exchange Offers, Consent Solicitations and the Plan (the “Solicitation Materials”), which shall include the Offering Memorandum, and the order entered by the Bankruptcy Court, as applicable, approving the Solicitation Materials as complying with the applicable provisions of the Bankruptcy Code (the “Disclosure Statement Order”);

(d)                                 all other motions, proposed orders and related filings to be filed with the Bankruptcy Court, including all “first day” motions; and

(e)                                  the amendment to the Genco PSA described in Section 4(a)(i) hereof and the amendment to the Shared Services Agreement described in Section 4(b)(i) hereof.

The Definitive Restructuring Documents remain subject to negotiation and completion and shall, upon completion, contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement and the Term Sheet in all material respects, and shall otherwise be in form and substance reasonably acceptable to Dynegy, Genco, and at least three unaffiliated Early Consenting Noteholders (including at least one member of the Ad Hoc Group); provided, however, that if the proposed terms, conditions, representations, warranties, and covenants of a Definitive Restructuring Document would have a material, disproportionate, and adverse effect on a Consenting Noteholder relative to the other Consenting Noteholders, then the consent of each such disproportionately affected Consenting Noteholder shall also be required with respect to the applicable proposed term, condition, representation, warranty, or covenant in such Definitive Restructuring Document.  Notwithstanding the foregoing, so long as the Definitive Restructuring Documents under clauses (d) or (e) above or any amendments thereto (a) do not adversely affect (i) the amount or form of the Exchange Consideration, the Plan Consideration, and/or the RSA Fee, as applicable, as set forth in this Agreement and the Term Sheet, or (ii) the timing of receipt of such Exchange Consideration, Plan Consideration, and/or the RSA Fee, as applicable; (b) do not impose any additional material obligation on or adversely affect any right of such Consenting Noteholders relative to this Agreement or the Term Sheet; or (c) are not reasonably likely to have a materially adverse effect on the consummation of the Restructuring, such Definitive Restructuring Documents shall be deemed to be acceptable to the Consenting Noteholders.   Each Party agrees that it shall act in good faith and use and undertake all commercially reasonable efforts to negotiate and finalize the terms of the Definitive Restructuring Documents.

Section 6.                                          Transfers of Claims.

(a)                                 Restrictions on Transfers.  Each Consenting Noteholder agrees that such Consenting Noteholder shall not sell, transfer, loan, issue, pledge, hypothecate, assign or otherwise dispose of, directly or indirectly, in whole or in part (each, a “Transfer”), any of its Genco Notes or Genco Notes Claims or any option thereon or any right or interest therein or any other claims against or interests in Genco (including granting any proxies, depositing any Genco Notes or any other claims against or interests in Genco into a voting trust or entering into a voting agreement with respect to any such Genco Notes or such other claims against or interests in Genco), unless the transferee thereof either (i) is a Consenting Noteholder that is not in breach of this Agreement, or (ii) prior to, or contemporaneous with, such Transfer, agrees in writing for the benefit of the Parties to become a Consenting Noteholder and to be bound by all of the terms of this Agreement applicable to Consenting Noteholders (including with respect to any and all claims or interests it already may hold against or in Genco prior to such Transfer) by executing a joinder agreement, a form of which is attached hereto as Exhibit B (a “Joinder Agreement”), and delivering an executed copy thereof within five (5) Business Days of such execution, to (i) W&C, (ii) Latham and (iii) WF&G, in which event (A) the transferee shall be deemed to be a Consenting Noteholder hereunder to the extent of such transferred rights and obligations and (b) the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations (such transferee a “Permitted Transferee”).  Any transfer made while this Agreement remains in effect in violation of this provision shall be void ab initio.

(b)                                 Notwithstanding anything to the contrary herein, (i) a Qualified Marketmaker(2)  that acquires any of the Genco Notes Claims from a Consenting Noteholder with the purpose and intent of acting as a Qualified Marketmaker for such Genco Notes Claims, shall not be required to execute and deliver a Joinder Agreement or otherwise agree to be bound by the terms and conditions set forth in this Agreement if such Qualified Marketmaker Transfers such Genco Notes Claims (by purchase, sale, assignment, participation, or otherwise) as soon as reasonably practicable, and in no event later than the earlier of (A) five (5) Business Days prior to the deadline established for tendering Genco Notes in the Exchange Offers and submitting votes with respect to the Plan and (B) fifteen (15) Business Days of its acquisition, to a Permitted Transferee; and (ii) to the extent any Party is acting solely in its capacity as a Qualified Marketmaker, it may Transfer any ownership interests in the Genco Notes Claims that it acquires from a holder of such Genco Notes Claims that is not a Party at the time of such acquisition to a transferee that is not a Party at the time of such Transfer without the requirement that such transferee be or become a signatory to this Agreement or execute a Joinder Agreement.

(c)                                  Additional Genco Notes and Genco Notes Claims.  This Agreement shall in no way be construed to preclude any Consenting Noteholder from acquiring additional Genco Notes, Genco Notes Claims or any other claims against or interests in Genco or Dynegy. To the extent any Consenting Noteholder (i) acquires additional Genco Notes or Genco Notes Claims or

(2)         As used herein, the term “Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Genco Notes Claims (or enter with customers into long and short positions in Genco Notes Claims), in its capacity as a dealer or market maker in Genco Notes Claims and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

(ii) holds or acquires any other claims against, or interests in, Genco entitled to vote on the Plan, then, in each case, each such Consenting Noteholder shall promptly notify (in no event later than five (5) Business Days thereafter) W&C, Latham and WF&G, and each such Consenting Noteholder agrees that such Genco Notes, Genco Notes Claims or other claims or interests shall be subject to this Agreement, including, without limitation, the requirement to tender the Genco Notes in the Exchange Offers pursuant to Section 3(a)(ii) hereof and vote each of its Genco Notes Claims and other claims against, or interests in, Genco, as applicable, in a manner consistent with Section 3(a)(iii) hereof.

Section 7.                                          Representations and Warranties.

(a)                                 Mutual Representations and Warranties. Each Party, severally and not jointly, represents and warrants to the other Parties that the following statements are true, correct and complete as of the date hereof (or as of the date a Consenting Noteholder becomes a party hereto):

(i)                                     Power and Authority.  Such Party is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on its part;

(ii)                                  No Conflict. The execution, delivery and performance by such Party of this Agreement does not and will not (A) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries, or (B) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party;

(iii)                               No Consent or Approval. The execution, delivery and performance by such Party of this Agreement does not and will not require any registration or filing with, consent or approval of, or notice to, or other action, with or by, any federal, state or governmental authority or regulatory body, except such filings as may be necessary and/or required by the SEC; and

(iv)                              Enforceability. This Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court.

(b)                                 Additional Representations of Consenting Noteholders.  Each Consenting Noteholder, severally and not jointly, represents and warrants to the other Parties that the following statements are true, correct and complete as of the date hereof (or as of the date a Consenting Noteholder becomes a party hereto):

(i)                                     Consenting Noteholder Ownership.  Such Consenting Noteholder (A) is the beneficial owner of not less than the aggregate principal amount of Genco Notes set forth below its name on its signature page hereto (or below its name on the signature page of a Joinder Agreement for any Consenting Noteholder that becomes a party hereto after the date hereof), and/or (B) has, with respect to the beneficial owners of such Genco Notes, (1) sole investment or voting discretion with respect to such Genco Notes, (2) full power and authority to vote on and consent to matters concerning such Genco Notes or to exchange, assign and transfer such Genco Notes, and (3) full power and authority to bind or act on the behalf of, such beneficial owners; and

(ii)                                  Accredited Investor.  Although none of the Parties intends that this Agreement should constitute, and they each believe it does not constitute, a solicitation or acceptance of a chapter 11 plan of reorganization or an offering of securities, such Consenting Noteholder (A) is either (x) a qualified institutional buyer as defined in Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), (y) an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act), or (z) a non-U.S. person under Regulation S of the Securities Act, and (B) any securities of Genco or Dynegy acquired by the applicable Consenting Noteholder in connection with the Restructuring will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act.

Section 8.                                          Termination of Agreement.

(a)                                 Noteholder Termination Events. This Agreement may be terminated as between the Consenting Noteholders and the other Parties by delivery to the other Parties of a written notice in accordance with Section 18 hereof by at least two unaffiliated Consenting Noteholders who together hold, in the aggregate, at least 50.1% of the outstanding aggregate principal amount of Genco Notes held by all Consenting Noteholders (the “Majority Consenting Noteholders”), upon the occurrence and during the continuation of any of the following events:

(i)                                     the breach by Genco or Dynegy of any of the representations, warranties or covenants of Genco or Dynegy, as applicable, set forth in this Agreement to the extent such breach would have a material adverse effect on consummation of the Restructuring; provided, however, that the Majority Consenting Noteholders shall include in such notice the details of any such breach, and if such breach is capable of being cured, the Parties shall have five (5) Business Days after receiving such notice to cure any such breach;

(ii)                                  the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of or rendering illegal the Restructuring, and such ruling, judgment or order is final and non-appealable; provided, however, that the Parties shall have ten (10) Business Days after issuance of such final ruling, judgment or order to obtain relief that would allow consummation of the Restructuring in accordance with this Agreement;

(iii)                               the Bankruptcy Court shall have entered an order (A) directing the appointment of an examiner with expanded powers or a trustee, (B) converting the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code, or (C) dismissing the

Chapter 11 Case, which order has not been stayed, reversed or vacated within ten (10) Business Days after such issuance;

(iv)                              if the conditions to Dynegy’s obligations to consummate the Exchange Offers have been satisfied or waived (as amended, modified, supplemented or waived), consummation of the Exchange Offers has not occurred on or before December 20, 2016;

(v)                                 consummation of the Exchange Offers has not occurred, or the Chapter 11 Case has not commenced, on or before December 20, 2016;

(vi)                              confirmation of the Plan has not occurred on or before March 31, 2017; or

(vii)                           consummation of the Plan has not occurred on or before April 30, 2017.

(b)                                 Genco Termination Events. This Agreement may be terminated as between Genco and the other Parties by delivery to the other Parties of a written notice in accordance with Section 18 hereof by Genco, upon the occurrence and during the continuation of any of the following events:

(i)                                     the breach by one or more of the Consenting Noteholders or Dynegy of any of the material representations, warranties or covenants of such Consenting Noteholders or Dynegy, as applicable, set forth in this Agreement; provided, however, that with respect to any such breach by a Consenting Noteholder, so long as the non-breaching Consenting Noteholders at the time of, and subsequent to, such breach hold at least 66.7% of the aggregate principal amount of all outstanding Genco Notes and such breach would not have a material adverse effect on consummation of the Restructuring, then such termination shall be effective only with respect to such breaching Consenting Noteholder; provided further, however, that Genco shall include in such notice the details of any such breach, and if such breach is capable of being cured, the Parties shall have five (5) Business Days after receiving such notice to cure any such breach;

(ii)                                  the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of or rendering illegal the Restructuring, and such ruling, judgment or order is final and non-appealable; provided, however, that the Parties shall have ten (10) Business Days after issuance of such final ruling, judgment or order to obtain relief that would allow consummation of the Restructuring in accordance with this Agreement;

(iii)                               the Bankruptcy Court shall have entered an order (A) directing the appointment of an examiner with expanded powers or a trustee, (B) converting the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code, or (C) dismissing the Chapter 11 Case, which order has not been stayed, reversed or vacated within ten (10) Business Days after such issuance;

(iv)                              if the Chapter 11 Case is commenced, the Board of Directors of Genco reasonably determines in good faith, based upon the advice of outside counsel, that continued performance under this Agreement would be inconsistent with the exercise of its fiduciary duties to all stakeholders under applicable law;

(v)                                 consummation of the Exchange Offers has not occurred, or the Chapter 11 Case has not commenced, on or before December 20, 2016;

(vi)                              confirmation of the Plan has not occurred on or before March 31, 2017; or

(vii)                           consummation of the Plan has not occurred on or before April 30, 2017.

(c)                                  Dynegy Termination Events. This Agreement may be terminated as between Dynegy and the other Parties by delivery to the other Parties of a written notice in accordance with Section 18 hereof by Dynegy, upon the occurrence and during the continuation of any of the following events:

(i)                                     beneficial holders (or investment advisors or managers for such beneficial holders or discretionary accounts of such beneficial holders) of at least 66.7% of the aggregate outstanding principal amount of the Genco Notes have not executed and delivered to the other Parties signature pages to this Agreement on or before October 21, 2016 and Dynegy shall have provided written notice of termination within five (5) Business Days thereafter;

(ii)                                  the breach by one or more of the Consenting Noteholders or Genco of any of the material representations, warranties or covenants of such Consenting Noteholders or Genco, as applicable, set forth in this Agreement; provided, however, that with respect to any such breach by a Consenting Noteholder, so long as the non-breaching Consenting Noteholders at the time of, and subsequent to, such breach hold at least 66.7% of the aggregate principal amount of all outstanding Genco Notes and such breach would not have a material adverse effect on consummation of the Restructuring, then such termination shall be effective only with respect to such breaching Consenting Noteholder; provided further, however, that Dynegy shall include in such notice the details of any such breach, and if such breach is capable of being cured, the Parties shall have five (5) Business Days after receiving such notice to cure any such breach;

(iii)                               the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of or rendering illegal the Restructuring, and such ruling, judgment or order is final and non-appealable; provided, however, that the Parties shall have ten (10) Business Days after issuance of such final ruling, judgment or order to obtain relief that would allow consummation of the Restructuring in accordance with this Agreement;

(iv)                              the Bankruptcy Court shall have entered an order (A) directing the appointment of an examiner with expanded powers or a trustee, (B) converting the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code, or (C) dismissing the

Chapter 11 Case, which order has not been stayed, reversed or vacated within ten (10) Business Days after such issuance;

(v)                                 consummation of the Exchange Offers has not occurred, or the Chapter 11 Case has not commenced, on or before December 20, 2016;

(vi)                              confirmation of the Plan has not occurred on or before March 31, 2017; or

(vii)                           consummation of the Plan has not occurred on or before April 30, 2017.

(d)                                 Mutual Termination.  This Agreement may be terminated by written agreement among Dynegy, Genco, and the Majority Consenting Noteholders.

(e)                                  Effect of Termination.  Upon the termination of this Agreement in accordance with this Section 8, and except as provided in Section 12 hereof, (i) this Agreement shall forthwith become void and of no further force or effect and each Party shall, except as provided otherwise in this Agreement, be immediately released from its liabilities, obligations, commitments, undertakings and agreements under or related to this Agreement and shall have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the Restructuring or otherwise, that it would have been entitled to take had it not entered into this Agreement, including all rights and remedies available to it under applicable law, the Indenture and any ancillary documents or agreements thereto, (ii) any and all consents or votes tendered by the Parties shall be entitled to be withdrawn by the respective holder in connection with this Agreement, the Restructuring, the Plan or otherwise, and (iii) if Bankruptcy Court permission shall be required for a Consenting Noteholder to change or withdraw (or cause to be changed or withdrawn) its vote in favor of the Plan, no Party to this Agreement shall oppose any attempt by such Party to change or withdraw (or cause to be changed or withdrawn) such vote; provided, however, that in no event shall any such termination relieve a Party from liability for its breach or non-performance of its obligations under this Agreement prior to the date of such termination.  No Party may terminate this Agreement, and no Consenting Noteholder may be counted among the Majority Consenting Noteholders for purposes of terminating this Agreement if such Party failed to perform or comply in all material respects with the terms and conditions of this Agreement, and such failure to perform or comply caused, or resulted in, the occurrence of one or more termination events specified herein.

Section 9.                                          Amendments and Waivers.  This Agreement, including any exhibits or schedules hereto, may not be waived, modified, amended or supplemented except in a writing signed by Dynegy, Genco, and the Majority Consenting Noteholders; provided, that if any change, modification or amendment to this Agreement, the Term Sheet, the Exchange Offers or the Plan would have a material, disproportionate, and adverse effect on a Consenting Noteholder relative to the other Consenting Noteholders, then the consent of each such disproportionately affected Consenting Noteholder shall also be required with respect to such proposed change, modification or amendment.

Section 10.                                   Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)                                 This Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

(b)                                 Each of the Parties irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement brought by any Party or its successors or assigns shall be brought and determined in either (i) any federal or state court in the Borough of Manhattan, the City of New York or (ii) the Bankruptcy Court, and each of the Parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such proceeding arising out of or relating to this Agreement or the Restructuring.  Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any proceeding arising out of or relating to this Agreement or the Restructuring, that (i) the proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Notwithstanding the foregoing, during the pendency of the Chapter 11 Case, all proceedings contemplated by this Section 10(b) shall be brought in the Bankruptcy Court.

(c)                                  EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.                                   Specific Performance/Remedies.  It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (including attorneys’ fees and costs) as the sole and exclusive remedy of any such breach, without the necessity of proving the inadequacy of money damages as a remedy, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

Section 12.                                   Survival.  Notwithstanding the termination of this Agreement pursuant to Section 8 hereof, the agreements and obligations of the Parties in Sections 3(b)(vii), 4(a), 4(b), 8(e), 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 23 and 25 hereof (and any defined terms used in any such Sections) shall survive such termination and shall continue in full force and effect in accordance with the terms herein; provided, however, that any liability of a Party for failure to comply with the terms of this Agreement shall survive such termination.

Section 13.                                   Headings.  The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

Section 14.                                   Successors and Assigns; Severability; Several Obligations.  This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives; provided, however, that nothing contained in this Section 14 shall be deemed to permit Transfers of the Genco Notes or Genco Notes Claims other than in accordance with the express terms of this Agreement.  If any provision of this Agreement, or the application of any such provision to any person or entity or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.  The agreements, representations and obligations of the Parties are, in all respects, ratable and several and neither joint nor joint and several.

Section 15.                                   No Third-Party Beneficiaries.  Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third-party beneficiary hereof.

Section 16.                                   Prior Negotiations; Entire Agreement.  This Agreement, including the exhibits and schedules hereto (including the Term Sheet) constitutes the entire agreement of the Parties, and supersedes all other prior negotiations, with respect to the subject matter hereof and thereof, except that the Parties acknowledge that any confidentiality agreements (if any) heretofore executed among Dynegy, Genco, and each Consenting Noteholder shall continue in full force and effect pursuant to their terms.

Section 17.                                   Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement.  Execution copies of this Agreement may be delivered by facsimile or other electronic communication, which shall be deemed to be an original for the purposes of this paragraph.

Section 18.                                   Notices.  All notices hereunder shall be deemed given if in writing and delivered, if contemporaneously sent by electronic mail, facsimile, courier or by registered or certified mail (return receipt requested) to the following addresses or electronic mail addresses:

(a)                                 If to Genco, to:

Illinois Power Generating Company
c/o Latham & Watkins LLP
855 Third Avenue
New York, NY  10022

Attention:                                         D.J. (Jan) Baker (Email: dj.baker@lw.com)

Caroline A. Reckler (Email: caroline.reckler@lw.com)

(b)                                 If to Dynegy, to:

Dynegy Inc.
601 Travis, Suite 1400
Houston, TX 770022

Attention:                                         Catherine James (Email: catherine.james@dynegy.com)
General Counsel

-and-

White & Case LLP

(as counsel to Dynegy Inc.)
200 South Biscayne Blvd., Suite 4900
Miami, FL 33131

Attention:                                         Thomas E Lauria (Email: tlauria@whitecase.com)

Matthew C. Brown (Email: mbrown@whitecase.com)

(c)                                  If to a Consenting Noteholder:

As set forth on such Consenting Noteholder’s signature page

-and-

Willkie Farr & Gallagher LLP

(as counsel to the Ad Hoc Group)
787 7th Avenue
New York, NY 10019

Attention:                                         Joseph G. Minias, Esq. (Email: jminias@willkie.com)

Weston T. Eguchi, Esq. (Email: weguchi@willkie.com)

Any notice given by delivery, mail or courier shall be effective when received.  Any notice given by facsimile or electronic mail shall be effective upon oral, machine or electronic mail (as applicable) confirmation of transmission.

Section 19.            Reservation of Rights; No Admission.

(a)              Nothing contained herein shall (i) limit (A) the ability of any Consenting Noteholder to consult with any other Consenting Noteholder or Genco or Dynegy or (B) the rights of any Consenting Noteholder under any applicable bankruptcy, insolvency, or similar proceeding, including, without limitation, the right to appear as a party in interest in any matter to be adjudicated in order to be heard concerning any matter arising in the Chapter 11 Case, in each case, so long as such consultation or appearance is consistent with such Consenting Noteholder’s obligations hereunder or under the terms of the Plan and are not for the purpose of hindering, delaying or preventing the confirmation or consummation of the Plan or the Restructuring.

(b)              Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each of the Parties to protect and preserve its rights, remedies and interests, including without limitation, its claims against any of the other Parties (or their respective affiliates or subsidiaries) or its full participation in any bankruptcy case filed by Genco or any of its affiliates and subsidiaries.  This Agreement and the Term Sheet are part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties.  Pursuant to Rule 408 of the Federal Rule of Evidence, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.  This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever.  Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert.

Section 20.            Relationship Among Parties.  It is understood and agreed that no Consenting Noteholder has any duty of trust or confidence in any kind or form with any other Consenting Noteholder, and, except as expressly provided in this Agreement, there are no commitments among or between them.  In this regard, it is understood and agreed that any Consenting Noteholder may trade in the Genco Notes or other debt of Genco without the consent of Genco or any other Consenting Noteholder, subject to applicable securities laws, the terms of this Agreement and any confidentiality or other agreement entered into with Genco and/or Dynegy.  No prior history, pattern or practice of sharing confidences among or between the Consenting Noteholders shall in any way affect or negate this understanding and agreement.

Section 21.            No Solicitation; Representation by Counsel; Adequate Information.

(a)              This Agreement is not and shall not be deemed to be a solicitation for votes in favor of a plan of reorganization or a solicitation to tender or exchange any of the Genco Notes.  The acceptances of the Consenting Noteholders with respect to the Plan will not be solicited until such Consenting Noteholder has received the Solicitation Materials.

(b)              Each Party acknowledges that it has had an opportunity to receive information from Genco and Dynegy and that it has been represented by counsel in connection with this Agreement and the transactions contemplated hereby.  Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

Section 22.            Confidential Information.  Notwithstanding anything in this Agreement to the contrary, if Genco or Dynegy, as applicable, determines that any information (whether written or oral) required to be delivered under this Agreement is material non-public information within the meaning of Regulation FD of the Exchange Act (“MNPI”), Genco and Dynegy, as applicable, shall not be obligated to deliver any such MNPI to any Party unless and until, such Party has executed a confidentiality agreement, in a form reasonably satisfactory to Genco or Dynegy, as applicable, under which such recipient has agreed to hold as confidential, subject to customary exceptions, and not disclose, subject to customary exceptions, any such MNPI for a reasonable period (which confidentiality agreement shall contain confidentiality arrangements substantially similar to the arrangements set forth in those certain confidentiality agreements dated September 13, 2016 among Dynegy, Genco, and the members of the Ad Hoc Group (as supplemented or amended).

Section 23.            Non-Disclosure of Consenting Noteholder Information. Notwithstanding anything in this Agreement to the contrary, unless required by applicable law or regulation, the Parties agree to keep confidential the amount of all claims and interests in Genco held (beneficially or otherwise) by any Consenting Noteholder absent the prior written consent of such Consenting Noteholder; and if such announcement or disclosure is so required by law or regulation, Genco and/or Dynegy shall provide each Consenting Noteholder with advance notice of the intent to disclose and shall afford each of the Consenting Noteholders a reasonable opportunity to review and comment upon any such announcement or disclosure prior to Genco and/or Dynegy making such announcement or disclosure. If Genco and/or Dynegy determine that it is required to attach a copy of this Agreement to any document in connection with the Restructuring, it will redact any reference to the amount of a specific Consenting Noteholder’s claims and interests in Genco and such Consenting Noteholder’s notice information. The foregoing shall not prohibit any Party from disclosing the aggregate claims or interests of all Consenting Noteholders as a group.  Notwithstanding anything to the contrary contained in those certain confidentiality agreements dated September 13, 2016, by and among Dynegy, Genco, and the members of the Ad Hoc Group (as supplemented or amended prior to the date of this Agreement), when filing this Agreement under a Current Report on Form 8-K with the United States Securities and Exchange Commission, Dynegy and Genco may include the identity of the Consenting Noteholders on the signature pages hereto.

Section 24.            Announcements.  Dynegy and Genco will consult with counsel for the Ad Hoc Group prior to making public filings or public announcements relating to this Agreement or the transactions contemplated hereby.

Section 25.            No Admissions.  This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever.  Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert.  This Agreement, the Term Sheet and the Definitive Restructuring Documents are part of a proposed settlement of a dispute among the Parties.  Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding involving enforcement of the terms of this Agreement.

[Remainder of Page Intentionally Left Blank]

Dynegy Inc.

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President & Chief Executive Officer

Signature Page

Restructuring Support Agreement

Dated October 14, 2016

Illinois Power Generating Company

By:	/s/ Kevin Howell
Name:	Kevin Howell
Title:	Chairman of the Board

Signature Page

Restructuring Support Agreement

Dated October 14, 2016

Illinois Power Marketing Company

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President & Chief Executive Officer

Signature Page

Restructuring Support Agreement

Dated October 14, 2016

Dynegy Administrative Services Company

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President & Chief Executive Officer

Signature Page

Restructuring Support Agreement

Dated October 14, 2016

Dynegy Operating Company

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President & Chief Executive Officer

Signature Page

Restructuring Support Agreement

Dated October 14, 2016

IPH, LLC

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President & Chief Executive Officer

Signature Page

Restructuring Support Agreement

Dated October 14, 2016

Illinois Power Resources Generating, LLC

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President & Chief Executive Officer

Signature Page

Restructuring Support Agreement

Dated October 14, 2016

Electric Energy, Inc.

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President & Chief Executive Officer

Signature Page

Restructuring Support Agreement

Dated October 14, 2016

Lord, Abbett & Co. LLC, as Investment Advisor to Multiple Accounts Holding Illinois Power Generating Company Securities

By:	/s/ John K. Forst
Name:	John K. Forst
Title:	Member & Deputy General Counsel

Aggregate Principal Amount Owned of:

2018 Genco Notes:
2020 Genco Notes:
2032 Genco Notes:

Notice Information:

Address:

E-mail:
Phone:
Fax:

Signature Page

Restructuring Support Agreement

Dated October 14, 2016

Venor Capital Master Fund Ltd.
By: Venor Capital Management LP
Its: Investment Manager

By:	/s/ Michael J. Wartell
Name:	Michael J. Wartell
Title:	Co-Chief Investment Officer

Aggregate Principal Amount Owned of:

2018 Genco Notes:
2020 Genco Notes:
2032 Genco Notes:

Notice Information:

Address:

E-mail:
Phone:
Fax:

Signature Page

Restructuring Support Agreement

Dated October 14, 2016

Venor Special Situations Fund II LP
By: Venor Capital Management LP
Its: Investment Manager

By:	/s/ Michael J. Wartell
Name:	Michael J. Wartell
Title:	Co-Chief Investment Officer

Aggregate Principal Amount Owned of:

2018 Genco Notes:
2020 Genco Notes:
2032 Genco Notes:

Notice Information:

Address:

E-mail:
Phone:
Fax:

Signature Page

Restructuring Support Agreement

Dated October 14, 2016

Map 139 Segregated Portfolio of LMA SPC
By: Venor Capital Management LP
Its: Investment Manager

By:	/s/ Michael J. Wartell
Name:	Michael J. Wartell
Title:	Co-Chief Investment Officer

Aggregate Principal Amount Owned of:

2018 Genco Notes:
2020 Genco Notes:
2032 Genco Notes:

Notice Information:

Address:

E-mail:
Phone:
Fax:

Signature Page

Restructuring Support Agreement

Dated October 14, 2016

Caspian Select Credit Master Fund, Ltd.

By:	/s/ Kathryn Murtagh
Name:	Kathryn Murtagh
Title:	Authorized Signatory

Aggregate Principal Amount Owned of:

2018 Genco Notes:
2020 Genco Notes:
2032 Genco Notes:

Notice Information:

Address:

E-mail:
Phone:
Fax:

Signature Page

Restructuring Support Agreement

Dated October 14, 2016

Caspian SC Holdings, L.P.

By:	/s/ Kathryn Murtagh
Name:	Kathryn Murtagh
Title:	Authorized Signatory

Aggregate Principal Amount Owned of:

2018 Genco Notes:
2020 Genco Notes:
2032 Genco Notes:

Notice Information:

Address:

E-mail:
Phone:
Fax:

Signature Page

Restructuring Support Agreement

Dated October 14, 2016

Mariner LDC

By:	/s/ Kathryn Murtagh
Name:	Kathryn Murtagh
Title:	Authorized Signatory

Aggregate Principal Amount Owned of:

2018 Genco Notes:
2020 Genco Notes:
2032 Genco Notes:

Notice Information:

Address:

E-mail:
Phone:
Fax:

Signature Page

Restructuring Support Agreement

Dated October 14, 2016

Caspian Solitude Master Fund, L.P.

By:	/s/ Kathryn Murtagh
Name:	Kathryn Murtagh
Title:	Authorized Signatory

Aggregate Principal Amount Owned of:

2018 Genco Notes:
2020 Genco Notes:
2032 Genco Notes:

Notice Information:

Address:

E-mail:
Phone:
Fax:

Signature Page

Restructuring Support Agreement

Dated October 14, 2016

Caspian HLSC1, LLC

By:	/s/ Kathryn Murtagh
Name:	Kathryn Murtagh
Title:	Authorized Signatory

Aggregate Principal Amount Owned of:

2018 Genco Notes:
2020 Genco Notes:
2032 Genco Notes:

Notice Information:

Address:

E-mail:
Phone:
Fax:

Signature Page

Restructuring Support Agreement

Dated October 14, 2016

Super Caspian Cayman Fund Limited

By:	/s/ Kathryn Murtagh
Name:	Kathryn Murtagh
Title:	Authorized Signatory

Aggregate Principal Amount Owned of:

2018 Genco Notes:
2020 Genco Notes:
2032 Genco Notes:

Notice Information:

Address:

E-mail:
Phone:
Fax:

Signature Page

Restructuring Support Agreement

Dated October 14, 2016

Farmstead Capital Management

On behalf of its affiliates

By:	/s/ Graham Quigley
Name:	Graham Quigley
Title:	CFO

Aggregate Principal Amount Owned of:

2018 Genco Notes:
2020 Genco Notes:
2032 Genco Notes:

Notice Information:

Address:

E-mail:
Phone:
Fax:

Signature Page

Restructuring Support Agreement

Dated October 14, 2016

Pacific Investment Management Company LLC, as investment manager for various funds and accounts

By:	/s/ T. Christian Stracke
Name:	T. Christian Stracke
Title:	Managing Director

Aggregate Principal Amount Owned of:

2018 Genco Notes:
2020 Genco Notes:
2032 Genco Notes:

Notice Information:

Address:

E-mail:
Phone:
Fax:

Signature Page

Restructuring Support Agreement

Dated October 14, 2016

EXHIBIT A

TERM SHEET

TERM SHEET

October 14, 2016

This term sheet (the “Term Sheet”)1 sets forth the principal terms of a proposed financial restructuring (the “Restructuring”) of the existing funded debt of Illinois Power Generating Company, which Restructuring is intended to be consummated either through (a) out-of-court exchanges (the “Exchange Offers”) of the Genco Notes (as defined herein) on the terms set forth herein or (b) to the extent the Minimum Participation Condition (as defined herein) is not achieved, a pre-packaged plan of reorganization for Genco containing the terms set forth herein filed in a Chapter 11 Case (as defined herein) under the Bankruptcy Code (as defined herein).  As reflected in the Restructuring Support Agreement, dated as of the date hereof, the Restructuring is supported by Dynegy Inc. (“Dynegy”), Genco and the Consenting Noteholders (as defined herein).

THIS TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT SUCH AN OFFER OR SOLICITATION, IF ANY, WILL ONLY BE MADE IN COMPLIANCE WITH APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY AND/OR OTHER APPLICABLE LAWS.  THIS TERM SHEET CONTAINS THE MATERIAL TERMS THAT WILL BE REQUIRED IN CONNECTION WITH A RESTRUCTURING OF THE GENCO NOTES BUT ADDITIONAL TERMS SHALL BE SET FORTH IN DEFINITIVE DOCUMENTATION, WHICH SHALL BE IN FORM AND SUBSTANCE CONSISTENT WITH THIS TERM SHEET AS SET FORTH IN THE RESTRUCTURING SUPPORT AGREEMENT.

TRANSACTION OVERVIEW

Debtor:	Illinois Power Generating Company (“Genco” or the “Debtor,” as applicable).

Debt to be Restructured:

Genco Notes Claims:  consisting of the $825 million in unpaid principal, plus interest, fees and other expenses with respect to the:

(a) 7.00% Senior Notes, Series H, due 2018 (the “2018 Notes”) issued by Genco (as successor to Ameren Energy Generating Company (“Ameren”)) under the Indenture, dated as of November 1, 2000 (the “Base Indenture”), between Genco (as successor to Ameren) and The Bank of New York, as trustee (the “Indenture Trustee”), as supplemented by the sixth supplemental indenture, dated as of July 7, 2008, between Genco (as successor to Ameren) and the Indenture Trustee (the “Sixth Supplemental Indenture”),

(b) 6.30% Senior Notes, Series I, due 2020 (the “2020 Notes”) issued by Genco (as successor to Ameren) under the Base Indenture, as supplemented by the seventh supplemental indenture, dated as of November 1, 2009, between Genco (as successor to Ameren) and the Indenture Trustee (the “Seventh Supplemental Indenture”), and

(1)         Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in Annex 1 hereto or the Restructuring Support Agreement (as defined herein). To the extent of any inconsistency, the Restructuring Support Agreement shall govern.

(c) 7.95% Senior Notes, Series F, due 2032 (the “2032 Notes,” and collectively with the 2018 Notes and the 2020 Notes, the “Genco Notes,” and the holders of the Genco Notes, the “Noteholders”) issued by Genco (as successor to Ameren) under the Base Indenture, as supplemented by the fourth supplemental indenture, dated as of January 15, 2003, between Genco (as successor to Ameren) and the Indenture Trustee (the “Fourth Supplemental Indenture;” the Base Indenture, as supplemented by the Sixth Supplemental Indenture, the Seventh Supplemental Indenture and the Fourth Supplemental Indenture, the “Indenture”).

Exchange/Plan Consideration:

The Exchange Consideration or Plan Consideration, as applicable, shall consist of: (a) the Cash Consideration; (b) the Dynegy Notes; and (c) the Dynegy Warrants, each as described below.

The “Cash Consideration,” which shall be funded by Genco, shall consist of: up to USD $130mm of Cash, less any Genco Notes Interest Payment, as described further below and will be distributed on the Effective Date; provided, that if the cash available at Genco on the Effective Date is insufficient to pay the full amount of the Cash Consideration to be paid on the Effective Date, Dynegy agrees that it will pay or otherwise provide to Genco the funds necessary to pay the difference between the cash available at Genco on the Effective Date and the amount of Cash Consideration to be paid on the Effective Date.

The “Dynegy Notes,” which shall be issued by Dynegy, shall consist of: up to USD $210mm Senior Notes, to be issued on the Effective Date, as described further below in the section entitled “Summary of the Dynegy Notes.”

The “Dynegy Warrants,” which shall be issued by Dynegy, shall consist of: up to 10 million warrants to be issued on the Effective Date, as described further below in the section entitled “Summary of the Dynegy Warrants.”

RSA Fee:

Subject to consummation of the Restructuring, each Consenting Noteholder who executes and delivers to (i) White & Case LLP, as counsel to Dynegy, (ii) Willkie Farr & Gallagher LLP (“WF&G”), as counsel to the Ad Hoc Group (as defined herein), and (iii) Latham & Watkins LLP, as counsel to Genco a signature page to the Restructuring Support Agreement and thereby becomes a Party to the Restructuring Support Agreement on or before October 21, 2016 (an “Early Consenting Noteholder”) shall receive upon the Effective Date its pro rata share of $9,000,000 in cash (the “RSA Fee”), with such pro rata share determined as the proportion that the amount of Genco Notes Claims held by such Early Consenting Noteholder on the Effective Date bears to the aggregate amount of all Genco Notes Claims held by the Early Consenting Noteholders and Qualified Permitted Transferees (as defined below) as of the Effective Date (unless the Bankruptcy Court requires the RSA Fee to be paid by Genco pro rata to all holders of Genco Notes Claims, in which case each Parties’ rights and obligations with respect to the RSA Fee shall be determined accordingly); provided, that to the extent an Early Consenting Noteholder Transfers (as defined in the Restructuring Support Agreement) any Genco Notes Claims to a Permitted Transferee (as defined in the Restructuring Support Agreement) in accordance with Section 6(a) of the Restructuring Support Agreement prior to the Effective Date, such Permitted Transferee shall be entitled to such Early

Consenting Noteholder’s pro rata share of the RSA Fee in respect of such Transferred Genco Notes Claims but not any other Genco Notes Claims held by such Permitted Transferee (unless such Permitted Transferee was an Early Consenting Noteholder) (such Permitted Transferee, solely with respect to such Transferred Genco Notes Claims, a “Qualified Permitted Transferee”).  If the cash available at Genco on the Effective Date is insufficient to pay the full amount of the RSA Fee on the Effective Date, or Genco is prohibited by the Bankruptcy Court from paying the RSA Fee, Dynegy agrees that it will pay, or otherwise provide to Genco the funds necessary to pay, to each Early Consenting Noteholder and Qualified Permitted Transferee an amount sufficient to ensure that such recipient receives its pro rata share of the RSA Fee; provided that, for the avoidance of doubt, in any case, the aggregate amount of the RSA Fee shall equal, and not exceed, $9,000,000.

Implementation:

The Restructuring shall be implemented through either: (1) out-of-court offers to exchange the Genco Notes for the Exchange Consideration pursuant to Section 4(a)(2) and Regulation S, as applicable, under the Securities Act of 1933, as amended (the “Securities Act”); or (2) the Plan, through which the Plan Consideration will be provided by Dynegy and Genco for the benefit of the Noteholders (as defined herein). Each of Dynegy, Genco and the Consenting Noteholders agree that they shall work with each other in good faith to determine the appropriate procedures for solicitation of the Exchange Offers and Plan and shall take all actions reasonably necessary in connection therewith to ensure compliance with the Securities Act, applicable state law, and the Bankruptcy Code.

Genco Notes Interest Payments:

Genco will pay the interest payment: (a) due on October 15, 2016 with respect to the 2018 Notes (the “2018 Notes Interest Payment”); and (b) due on December 1, 2016 with respect to the 2032 Notes (the “2032 Notes Interest Payment,” and collectively with the 2018 Notes Interest Payment and any other payment of interest with respect to the Genco Notes made between October 1, 2016 and the Effective Date, including the interest payment made on October 3, 2016 with respect to the 2020 Notes, the “Genco Notes Interest Payments”).  Any Genco Notes Interest Payment made by or on behalf of Genco shall reduce the Cash Consideration dollar for dollar.

Noteholder Fees and Expenses:	Genco will pay the fees and expenses of WF&G and Houlihan Lokey Capital, Inc. (“HL”) in accordance with the terms of their respective letter agreements with Genco.

SUMMARY OF TERMS OF THE EXCHANGE OFFERS

The Exchange Offers:

Dynegy will offer each Eligible Holder (as defined herein) of the Genco Notes its Pro Rata share of the Exchange Consideration. As stated above, Dynegy will issue the Dynegy Notes and the Dynegy Warrants and Genco (or Dynegy, as described above) will fund the Cash Consideration.

The Exchange Consideration:

For each $1,000 principal amount of Genco Notes validly tendered and accepted by Dynegy, the holder thereof will receive (a) subject to rounding, as described below, $254.55 principal amount of Dynegy Notes, (b) subject to rounding, as described below, 12.12 Dynegy Warrants, each of which will be exercisable for one share of Dynegy Common Stock and (c) a pro rata amount of the Cash Consideration calculated in a manner to be agreed among Dynegy, Genco and the Majority Consenting Noteholders.  Other than as set forth in the prior sentence, holders of Genco Notes will not receive any payment, including any accrued and unpaid interest, with respect to any of the Genco Notes.

Dynegy will issue the Dynegy Notes in minimum denominations of $2,000 USD and integral multiples of $1,000 in excess thereof.  The principal amount of Dynegy Notes to be issued to any participating holder will be rounded down to the nearest $1,000 (but to not less than $2,000).  The amount of Dynegy Warrants will be rounded down to the nearest whole number.  No payment or distribution will be made with respect to any fractional portion of Dynegy Notes or Dynegy Warrants not received as a result of such rounding.

Expiration Date:

The Exchange Offers and Consent Solicitations will expire on the twentieth Business Day after the launch thereof, unless extended by Dynegy in its sole discretion after consultation with Genco and the Consenting Noteholders (the “Expiration Date”).

Conditions to the Exchange Offers:

The obligation of Dynegy to accept for exchange Genco Notes tendered pursuant to the Exchange Offers will be subject to the following conditions:

(i)             Eligible Holders representing 97% (the “Minimum Participation Threshold”) or more of the aggregate principal amount of the Genco Notes shall have validly tendered (and not validly withdrawn) their Genco Notes in the Exchange Offers (the “Minimum Participation Condition”); provided, however, that Dynegy, in its sole discretion, but in consultation with Genco and notice to the Consenting Noteholders, may amend, modify, supplement or waive the Minimum Participation Condition, so long as the Minimum Participation Threshold shall not exceed 97%;

(ii)          the receipt of the Requisite Consents (as defined herein) to the Proposed Amendments (as defined herein);

(iii)       the Restructuring Support Agreement has not been validly terminated by the parties thereto; and

(iv)      the following usual and customary general conditions:

a.              there shall not have been instituted or threatened or be pending any action, proceeding, application, claim counterclaim or investigation (whether formal or informal) (or there shall not have been any material adverse development to any action, application, claim, counterclaim or proceeding currently instituted, threatened or pending) before or by any court, governmental, regulatory or administrative agency or instrumentality, domestic or foreign, or by any other person, domestic or foreign, in connection with any Exchange Offer and related Consent Solicitation that, in Dynegy’s reasonable judgment, would prohibit, prevent, restrict or delay consummation of any Exchange Offer and related Consent Solicitation;

b.              an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall not have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality, domestic or foreign, that, in Dynegy’s reasonable judgment, would prohibit, prevent, restrict or delay consummation of any Exchange Offer and related Consent Solicitation;

c.               the Offering Memorandum does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as determined in the sole judgment of Dynegy;

d.              there shall not have occurred or be likely to occur any event or condition affecting Dynegy’s or Genco’s business or financial affairs and their respective subsidiaries that, in Dynegy’s reasonable judgment, either (i) would prohibit, prevent, restrict or delay consummation of any Exchange Offer and related Consent Solicitation, or (ii) would result in a default under any of Dynegy’s or Genco’s material agreements; and

e.               there has not occurred (i) any general suspension of, or limitation on prices for, trading in securities in the United States or other major securities or financial markets, (ii) a material impairment in the trading market for debt securities, (iii) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States or other major financial markets, (iv) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in Dynegy’s reasonable judgment, would affect the extension of credit by banks or other lending institutions, (v) a commencement of a war, armed hostilities, terrorist acts or other national or international calamity directly or indirectly involving the United States or (vi) in the case of any of the foregoing existing on the date of commencement of the Exchange Offers, a material acceleration or worsening thereof that, in Dynegy’s reasonable judgment would prohibit, prevent, restrict or delay consummation of any Exchange Offer and related Consent Solicitation.

In addition, to have validly tendered in the Exchange Offers and be eligible to receive the Exchange Consideration, a tendering holder of Genco Notes must:

(i)             have submitted (and not withdrawn, amended or revoked) a ballot to accept the Plan;

(ii)          have assigned all of its rights under its Genco Notes to Dynegy concurrently with the settlement of the Exchange Offers;

(iii)       have validly consented (and not validly revoked such consent) to the applicable Proposed Amendments; and

(iv)      not have elected to opt-out of any releases, including, but not limited to, any third party releases, provided under the Plan and agree that:

the execution and delivery of the Letter of Transmittal, or an Agent’s Message in lieu thereof, by a holder of Genco Notes will, upon Consummation (as defined herein) of the Exchange Offers, constitute a release and discharge, on behalf of such holder and its successors and assigns, and such holders’ affiliates and their respective successors and assigns, of each of the Released Parties, the Dealer Manager, and its respective present and former affiliates, members, officers, directors, representatives and advisors from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims that could be asserted on behalf of Genco, that Genco would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the holder of any Claim or interest, based on or relating to, or in any manner arising from, in whole or in part, Genco (including the management, ownership or operation thereof), Genco’s restructuring efforts, intercompany transactions involving Genco or its subsidiaries, transactions involving Genco or its subsidiaries pursuant and/or related to the Shared Services Agreement, the Power Purchase Agreement, the Tax Sharing Agreement, the Indenture, any preference or avoidance claim relating to transfers made or obligations incurred by Genco or its subsidiaries pursuant to sections 544, 547, 548, and 549 of the Bankruptcy Code or applicable state law, the formulation, preparation, dissemination, or negotiation of the Restructuring Support Agreement or the Genco Working Capital Facility, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Exchange Offers, the Plan, the pursuit of Consummation, the issuance or distribution of Securities pursuant to the Restructuring, or the distribution of property in connection with the Exchange Offers or under any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing; provided, however, that notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post-Effective Date obligations of any party or entity with respect to the Exchange Offers or any document, instrument, or agreement executed to implement the Restructuring or (b) any Claim or Cause of Action against a Released Party (other than Genco and its subsidiaries ) based on or relating to, or in any manner arising from, securities existing on or before the consummation of the Exchange Offers that were issued by a Released Party (other than Genco and its subsidiaries) or debt incurred by a Released Party (other than Genco and its subsidiaries).

Withdrawal of Tenders and Consents:

Validly tendered Genco Notes, and delivered consents, will be permitted to be withdrawn or revoked prior to the Supplemental Indenture becoming effective (such time and date, the “Withdrawal Date”) and, except as required by law, after such time will not be permitted to be validly withdrawn or revoked.

The Consent Solicitations:

Concurrently with the Exchange Offers, Dynegy will solicit consents (the “Consent Solicitations”) on behalf of Genco from each Eligible Holder of the Genco Notes to the Proposed Amendments (as defined herein).

Eligible Holders will not be permitted to consent to the applicable Proposed Amendments without tendering their Genco Notes in the applicable Exchange Offer and submitting a ballot to accept the Plan, and Eligible Holders will not be permitted to tender their Genco Notes for exchange (or submit a ballot to accept the Plan) without consenting to the applicable Proposed Amendments. Eligible Holders who validly withdraw Genco Notes prior to the Withdrawal Date will be deemed to have concurrently revoked the related consents and votes in favor of the Plan.

Notwithstanding anything in the Restructuring Support Agreement or this Term Sheet to the contrary, Dynegy shall have the right in its sole discretion to (i) determine not to include Consent Solicitations as part of the Restructuring and (ii) to amend, modify or terminate the Consent Solicitations in any respect.

Requisite Consents; Supplemental Indenture:

Genco intends to execute a supplement to the Base Indenture (the “Supplemental Indenture”) with the Indenture Trustee with respect to (i) the Base Proposed Amendments (as defined herein) promptly following the receipt of consents from holders of a majority in aggregate principal amount of the Genco Notes (the “Base Requisite Consents”) and (ii) the Additional Proposed Amendments (as defined herein) promptly following the receipt of consents from holders of a majority in aggregate principal amount of the applicable series of Genco Notes (the “Additional Requisite Consents” and, together with the Base Requisite Consents, the “Requisite Consents”). The Supplemental Indenture may be executed at any time after commencement of the Exchange Offers and Consent Solicitations and will become effective upon execution, but the Proposed Amendments (as defined herein) will not become operative until Consummation of the Exchange Offers.  If Consummation of the Exchange Offers does not occur prior to commencement of the Chapter 11 Case, the Eligible Holders’ consents to the Proposed Amendments shall be deemed revoked, the Proposed Amendments in the Supplemental Indenture shall not become operative, and the Supplemental Indenture shall be deemed ineffective.

Proposed Amendments:

The proposed amendments to the Base Indenture (the “Base Proposed Amendments”) would, among other things, delete certain of the restrictive covenants, events of default and related provisions contained in the Base Indenture, and the proposed amendments to the Fourth Supplemental Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture (collectively, the “Additional Proposed Amendments” and, together with the Base Proposed Amendments, the “Proposed Amendments”) would, among other things, delete certain provisions contained in the Base Indenture as amended and/or supplemented by the applicable supplemental indenture.

Dynegy shall have the right in its sole discretion to amend or modify the Proposed Amendments in any respect.

Eligible Holders:	The Exchange Offers and solicitation will be made, and the Dynegy Notes and

Dynegy Warrants will be offered and issued, only (a) in the United States to holders of Genco Notes who are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) (“QIBs”) and (b) outside the United States to holders of Genco Notes who are persons other than U.S. persons in reliance upon Regulation S under the Securities Act. The holders of Genco Notes who certify to Dynegy that they are eligible to participate in the Exchange Offers pursuant to at least one of the foregoing conditions are referred to herein as “Eligible Holders.”

To the extent it does not cause Dynegy or Genco to fail to satisfy any of their respective commitments, or trigger a termination right, under the Restructuring Support Agreement, if there are holders of Genco Notes who certify to Dynegy that they are (i) “accredited investors” (as defined in Rule 501(a) of Regulation D under the Securities Act) and (ii) not QIBs, Dynegy will use commercially reasonable efforts to make the Exchange Offers and solicitation available to such holders to participate, if the participation of such holders is necessary to achieve the Minimum Participation Threshold. Any such holders who are eligible to participate shall be deemed Eligible Holders.

Summary of the Dynegy Notes

Issuer:	Dynegy Inc.

Securities Offered:	Up to USD $210.0 million aggregate principal amount of Senior Notes due on the Maturity Date.

Maturity Date:	Seven years from settlement of the Exchange Offers or, if issued pursuant to the Plan, from the Effective Date.

Interest:

Equal to the lesser of (a) the average of (i) the VWAY on Dynegy’s 5.875% Senior Notes due 2023 (the “Dynegy 2023 Notes”) for the 15 Business Days prior to the Pricing Date (the “Measurement Period”) and (ii) the VWAY on Dynegy’s 7.625% Senior Notes due 2024 for the Measurement Period (the “2024 VWAY”); or (b) the 2024 VWAY.  “VWAY” means the volume-weighted average yield of the applicable series of notes, calculated based upon (i) the “MID” yield value for such notes and (ii) the total trading volume (for “all trades” size range) for such notes, in each case, according to the Bloomberg trade history screen for each Business Day during the Measurement Period. “Pricing Date” means (i) with respect to Dynegy Notes issued pursuant to the Exchange Offers, the date on which the Exchange Offers are commenced and (ii) with respect to Dynegy Notes issued pursuant to the Plan, the Effective Date of the Plan.

Interest Payment Dates:	Semi-annual interest payment dates, expected to be June 1 and December 1 of each year, beginning with June 1, 2017 (subject to adjustment based on the final Maturity Date).

Guarantees:	The Dynegy Notes will be guaranteed on terms substantially identical to the Dynegy 2023 Notes.

Ranking:

The Dynegy Notes and the related guarantees will be:

(i)                 general unsecured senior obligations of Dynegy and the guarantors;

(ii)              pari passu in right of payment with all of Dynegy’s and the guarantors’ existing and future senior indebtedness;

(iii)           senior in right of payment to any of Dynegy’s and the guarantors’ subordinated indebtedness;

(iv)          effectively subordinated to Dynegy’s and the guarantors’ secured indebtedness (including indebtedness under the Credit Agreement), in each case to the extent of the value of the collateral securing such indebtedness; and

(v)             structurally subordinated to all indebtedness of Dynegy’s non-guarantor subsidiaries to third parties.

Optional Redemption:

Subject to the following paragraph, the Dynegy Notes shall:

(i)                 not be callable for the first two years following issuance;

(ii)              be callable at a price of 100% plus one-half of the interest rate on the Dynegy Notes in the third year following issuance;

(iii)           be callable at a price of 100% plus one-third of the interest rate on the Dynegy Notes in the fourth year following issuance;

(iv)          be callable at a price of 100% plus one-sixth of the interest rate on the Dynegy Notes in the fifth year following issuance; and

(v)             be callable at a price of 100% in the sixth year following issuance and thereafter;

in each case, plus accrued and unpaid interest, if any, on the Dynegy Notes redeemed, to but excluding the applicable redemption date.

Two year Make-Whole:

Dynegy may also redeem any of the Dynegy Notes at any time prior to the second anniversary of the issuance of the Dynegy Notes at a price equal to 100% of the aggregate principal amount thereof plus a customary “make-whole” premium (at T+50) (consistent with “Applicable Premium” applicable to the 2023 Notes adjusted to reflect the redemption schedule described above) and accrued and unpaid interest, if any, to but excluding the redemption date.

Change of Control:

Upon the occurrence of a change of control, Dynegy will be required to offer to purchase each holder’s Dynegy Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the date of purchase.  “Change of Control” is to be defined substantially identical to such definition in the indenture governing the Dynegy 2023 Notes.

Covenants and Events of Default:	The covenants and events of default governing the Dynegy Notes will be substantially identical with the corresponding provisions governing the Dynegy 2023 Notes.

Registration Rights:

Assuming the Dynegy Notes are issued pursuant to the Exchange Offers, pursuant to a registration rights agreement, Dynegy will agree to use commercially reasonable efforts to register with the SEC a new issue of senior notes due on the Maturity Date having substantially identical terms as the Dynegy Notes (except for the provisions relating to the transfer restrictions and payment of special interest) as part of an offer to exchange freely tradable exchange notes for the Dynegy Notes. Pursuant to the registration rights agreement, Dynegy will agree to use commercially reasonable efforts to (i) cause a registration statement relating to such exchange offer to be declared effective within 360 days after the issue date of the Dynegy Notes and (ii) if required under certain circumstances, file a shelf registration statement with the SEC covering resales of the Dynegy Notes.  If Dynegy fails to satisfy its obligations under the registration rights agreement, it will be required to pay special interest equal to 0.25% per annum (up to a maximum of 0.50% per annum) to the holders of the Dynegy Notes under certain customary circumstances.

Transfer Restrictions:

The Dynegy Notes will not be registered under the Securities Act or the securities laws of any other jurisdiction and will be subject to restrictions on transferability and resale. The Dynegy Notes may not be offered or sold, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

No Public Trading Market:

Prior to the Exchange Offers, there was no trading market for the Dynegy Notes that will be offered. Dynegy does not intend to list the Dynegy Notes on any national securities exchange or to arrange for quotation on any automated dealer quotation systems. Dynegy cannot assure investors that an active trading market for the Dynegy Notes will develop.

Summary of the Dynegy Warrants

Warrants Offered:	Up to 10 million Dynegy Warrants. Each Dynegy Warrant initially will be exercisable for one share of Dynegy Common Stock.

Exercise:	The Dynegy Warrants will be exercisable in a cashless exercise in exchange for Dynegy Common Stock with a value reduced by the exercise price of the Dynegy Warrants to be exercised.

Exercise Price:	USD $35.00

Anti-dilution Adjustments:	Adjustment provisions substantially similar with Dynegy’s warrant agreement dated as of October 1, 2012.

Expiration:	Seven years from settlement of the Exchange Offers or, if issued pursuant to the Plan, from the Effective Date.

Registration Rights:

Assuming the Dynegy Warrants are issued pursuant to the Exchange Offers, pursuant to a registration rights agreement, Dynegy will agree, beginning six months from the date of issuance of the Dynegy Warrants, that if holders of Registrable Securities (as defined herein) constituting more than 10% of all Dynegy Common Stock originally issuable upon exercise of all Dynegy Warrants request the filing of a registration statement for the resale of Dynegy Common Stock issued upon exercise of the Dynegy Warrants, Dynegy will use commercially reasonable efforts to file such registration statement and to cause such registration statement to remain effective until the number of remaining Registrable Securities constitutes less than 10% of the shares of Dynegy Common Stock originally issuable upon exercise of all Dynegy Warrants.  “Registrable Securities” shall mean at any time:  (a) any shares of Dynegy Common Stock issued upon the exercise of any Dynegy Warrant, and (b) any securities issued or issuable with respect to any shares of Dynegy Common Stock described in clause (a) (including, by way of stock dividend, stock split, distribution, exchange, combination, merger, recapitalization, reorganization or otherwise); provided, that as to any particular Registrable Securities once issued, such securities shall cease to be Registrable Securities upon the earliest to occur of: (i) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act, (ii) the date on which such securities are disposed of pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act, (iii) the date on which the holder of such securities may freely resell all such securities pursuant to Rule 144(b)(1) under the Securities Act, and (iv) the date on which such securities cease to be outstanding.

Transfer Restrictions:

The Dynegy Warrants and warrant shares will not initially be registered under the Securities Act or the securities laws of any other jurisdiction and will be subject to restrictions on transferability and resale.  The Dynegy Warrants and warrant shares may not initially be offered or sold, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

No Public Trading Market:

Prior to the Exchange Offers, there has been no trading market for the Dynegy Warrants.  Dynegy will use commercially reasonably efforts to list, and maintain the listing of, the Dynegy Warrants on the New York Stock Exchange (to the extent the requirement for listing on New York Stock Exchange are satisfied and the New York Stock Exchange will accept the listing) as soon as practicable after the Effective Date; provided, that to the extent the Dynegy Warrants are not listed after the Effective Date, Dynegy will use commercially reasonable efforts to list, or re-list, the Dynegy Warrants upon request of holders of Registrable Securities constituting more than 10% of all Dynegy Common Stock originally issuable upon exercise of all Dynegy Warrants (not more frequently than twice per fiscal year).  The listing of the Dynegy Warrants shall continue until the number of remaining Registrable Securities constitutes less than 10% of the shares of Dynegy Common Stock originally issuable upon exercise of all Dynegy Warrants. Dynegy cannot assure investors that an active trading market for the Dynegy Warrants will develop.

Release by Genco

Genco shall provide a release of claims on the Effective Date of the Exchange Offers substantially in the following form:

On and after the Effective Date, for good and valuable consideration, each Released Party is and is deemed released and discharged by Genco and any successor of Genco, from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims that could be asserted on behalf of Genco, that Genco would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the holder of any Claim or interest, based on or relating to, or in any manner arising from, in whole or in part, Genco (including the management, ownership or operation thereof), Genco’s restructuring efforts, intercompany transactions involving Genco or its subsidiaries, transactions involving Genco or its subsidiaries pursuant and/or related to the Shared Services Agreement, the Power Purchase Agreement, or the Tax Sharing Agreement, the Indenture, any preference or avoidance claim relating to transfers made or obligations incurred by Genco or its subsidiaries pursuant to sections 544, 547, 548, and 549 of the Bankruptcy Code, the formulation, preparation, dissemination, or negotiation of the Restructuring Support Agreement or the Genco Working Capital Facility, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Exchange Offers, the Consent Solicitations, the pursuit of Consummation, the implementation of the Exchange Offers, including the issuance or distribution of Securities pursuant to the Exchange Offers, or the distribution of property pursuant to the Exchange Offers or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing; provided, however, that notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post-Effective Date obligations of any party or entity under any document, instrument, or agreement executed to implement the Exchange Offers or (b) any Claim or Cause of Action Genco has or may have against its subsidiaries, including, but not limited to, with respect to the EEI Promissory Note.

SUMMARY OF TERMS OF PLAN

Condition to Filing the Plan:

To the extent that the Minimum Participation Condition is not achieved, but a majority in number of the Noteholders who have voted on the Plan and who hold at least 66.7% in the aggregate amount of Genco Notes Claims held by Noteholders voting on the Plan have voted to accept the Plan, then, subject to the terms and conditions of the Restructuring Support Agreement and approval by the Genco board of directors, Genco shall commence the Chapter 11 Case and file and pursue confirmation and Consummation of the Plan as set forth in the Restructuring Support Agreement.

Plan Sponsor and Funding of the	Dynegy shall serve as the Plan sponsor and shall provide the Dynegy Notes and Dynegy Warrants, each on the terms set forth above.

Chapter 11 Case:

Genco will use cash on hand to provide the Cash Consideration and the RSA Fee and fund the administration of the Chapter 11 Case.  In addition to Dynegy’s obligations in respect of the Genco Working Capital Facility (as defined herein), if the cash available at Genco on the Effective Date is insufficient to pay the full amount of the Cash Consideration and RSA Fee to be paid on the Effective Date, Dynegy agrees that it will pay or otherwise provide to Genco the funds necessary to pay the difference between the cash available at Genco on the Effective Date and the amount of Cash Consideration and RSA Fee to be paid on the Effective Date.

Post-Reorganization Financing:

If necessary to establish feasibility of the Plan, Dynegy agrees to make available to Genco on the Effective Date an intercompany revolving working capital facility (the “Genco Working Capital Facility”) that will provide for maximum aggregate borrowings by Genco in an amount sufficient to establish feasibility of the Plan, as reasonably agreed by Dynegy, Genco and the Majority Consenting Noteholders; provided, that (a) it shall be a condition to closing the Genco Working Capital Facility that the Bankruptcy Court shall not have required Genco to establish a reserve or reserves for disputed claims in an aggregate amount in excess of $10 million, and (b) the Genco Working Capital Facility shall provide that (i) it shall be an event of default thereunder, or Dynegy’s commitment to fund proceeds thereunder shall terminate, if a final judgment or order or binding arbitration award in an aggregate amount exceeding $10 million is entered against Genco, and (ii) proceeds of the Genco Working Capital Facility may not be used to satisfy any judgment or order or binding arbitration award in an aggregate amount exceeding $10 million.  To the extent not otherwise prohibited by Genco’s existing material agreements, Genco’s obligations under the Genco Working Capital Facility shall be secured by a first lien on substantially all of the assets of Genco, subject only to certain existing and customary permitted liens.  The Genco Working Capital Facility shall otherwise be in form and substance acceptable to Dynegy.

Proceeds of the Genco Working Capital Facility may be used to satisfy Genco’s working capital needs.  In addition, if the Bankruptcy Court requires Genco to establish a reserve or reserves with respect to disputed claims, proceeds of the Genco Working Capital Facility also may be used to fund such a reserve or reserves in an aggregate amount not to exceed $10 million, which shall not be additive to the restriction on use of proceeds described in the preceding paragraph.

Treatment of Claims and Interests

Genco Notes Claims:

On the Effective Date, each Noteholder shall receive, in full and final satisfaction of its Allowed Genco Notes Claims, its Pro Rata share of the Plan Consideration.

Dynegy will issue the Dynegy Notes in minimum denominations of $2,000 USD and integral multiples of $1,000 in excess thereof.  The principal amount of Dynegy Notes to be issued to any participating holder will be rounded down to the nearest $1,000 (but to not less than $2,000).  No payment or distribution will be made with respect to any fractional portion of Dynegy Notes or Dynegy

Warrants not received as a result of such rounding.

Administrative, Priority Tax, and Other Priority Claims:

On or as soon as practicable after the Effective Date, each holder of an Administrative Expense Claim, Priority Tax Claim or Priority Non-Tax Claim shall be paid in full in cash or otherwise receive treatment consistent with the provisions of Section 1129(a)(9) of the Bankruptcy Code.

For the avoidance of doubt, on or as soon as practicable after the Effective Date, the RSA Fee shall be payable as an Administrative Expense Claim solely for purposes of the Plan.

Other Secured Claims:

Each Allowed Secured Claim shall be Unimpaired under the Plan, and the holders of such claims shall receive, on the Effective Date, either (a) payment in full in cash, (b) reinstatement pursuant to Section 1124 of the Bankruptcy Code or (c) such other recovery necessary to satisfy Section 1129 of the Bankruptcy Code.

General Unsecured Claims:

Each Allowed General Unsecured Claim shall be Unimpaired under the Plan, and the holders of such Claims shall receive, in full and final satisfaction of such Allowed General Unsecured Claim, payment in full in cash in the ordinary course of business, as and when due and payable.

Intercompany Claims:	All Intercompany Claims will be paid, adjusted, reinstated or discharged to the extent reasonably determined to be appropriate by Dynegy, Genco and the holders of such Intercompany Claims.

Existing Equity Interests:	Each Allowed Equity Interest shall be Unimpaired under the Plan, and on the Effective Date, such Allowed Equity Interests shall be reinstated.

Professional Fees Paid Under the Plan

Professional Fees:	Genco will pay fees and expenses of WF&G and HL upon consummation of the Plan in accordance with the terms of their respective engagement letter agreements with Genco.

Releases Provided Under the Plan

Releases:	The Plan will provide for releases (including from the holders of Claims and from the Debtor) substantially in the form of the following:

Releases by the Debtor.  On and after the Effective Date, for good and valuable consideration, each Released Party is and is deemed released and discharged by the Debtor, the Reorganized Debtor, its Estate, and any successor to any of the foregoing, from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims that could be asserted on behalf of the Debtor, that the Debtor, the Reorganized Debtor, or its Estate would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the holder of any Claim or interest, based on or relating to, or in any manner arising from, in whole or in part, the Debtor

(including the management, ownership or operation thereof), the Debtor’s restructuring efforts, intercompany transactions involving the Debtor or its subsidiaries, transactions involving the Debtor or its subsidiaries pursuant and/or related to the Shared Services Agreement, the Power Purchase Agreement, or the Tax Sharing Agreement, the Indenture any preference or avoidance claim relating to transfers made or obligations incurred by the Debtor or its subsidiaries pursuant to sections 544, 547, 548, and 549 of the Bankruptcy Code, the formulation, preparation, dissemination, or negotiation of the Restructuring Support Agreement or the Genco Working Capital Facility, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Exchange Offers, the Consent Solicitations, the Plan, the Chapter 11 Case, the filing of the Chapter 11 Case, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing; provided, however, that notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post-Effective Date obligations of any party or entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or (b) any Claim or Cause of Action the Debtor, the Reorganized Debtor or the Estate has or may have against its subsidiaries, including, but not limited to, with respect to the EEI Promissory Note.

Releases by Holders of Claims and Interests.  To the fullest extent permitted by applicable law, on and after the Effective Date, for good and valuable consideration, each holder of a Claim against the Debtor is deemed to have released and discharged each of the Released Parties from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims that could be asserted on behalf of the Debtor, that the Debtor, the Reorganized Debtor, or its Estate would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the holder of any Claim or interest, based on or relating to, or in any manner arising from, in whole or in part, the Debtor (including the management, ownership or operation thereof), the Debtor’s restructuring efforts, intercompany transactions involving the Debtor or its subsidiaries, transactions involving the Debtor or its subsidiaries pursuant and/or related to the Shared Services Agreement, the Power Purchase Agreement, or the Tax Sharing Agreement, the Indenture, any preference or avoidance claim relating to transfers made or obligations incurred by the Debtor or its subsidiaries pursuant to sections 544, 547, 548, and 549 of the Bankruptcy Code or applicable state law, the formulation, preparation, dissemination, or negotiation of the Restructuring Support Agreement or the Genco Working Capital Facility, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Exchange Offers, the Consent Solicitations, the Plan, the Chapter 11 Case, the filing of the Chapter 11 Case, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of

Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing; provided, however, that notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release: (a) any post-Effective Date obligations of any party or entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan; (b) any Claim or Cause of Action against a Released Party (other than the Debtor and its subsidiaries) based on or relating to, or in any manner arising from, securities existing on or before the consummation of the Exchange Offers that were issued by a Released Party (other than the Debtor and its subsidiaries) or debt incurred by a Released Party (other than the Debtor and its subsidiaries); and (c) any Claims and Causes of Action, including, but not limited to, any Intercompany Claim, if applicable, against the Debtor asserted by Dynegy or its affiliates (other than direct and indirect, and wholly and majority owned subsidiaries of the Debtor), including, but not limited to, Claims and Causes of Action in connection with or arising out of the Shared Services Agreement, the Tax Sharing Agreement, and the Power Purchase Agreement (such claims and Causes of Action in this subpart (c), the “Unreleased Dynegy Claims”).

Exculpation:	The Plan will contain an exculpation provision substantially in the form of the following:

Exculpation.  No Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Claim, obligation, Cause of Action or liability for any Claim in connection with or arising out of the formulation, preparation, dissemination, or negotiation of the Restructuring Support Agreement or the Genco Working Capital Facility, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Exchange Offers, the Consent Solicitations, the Plan, the Chapter 11 Case, the filing of the Chapter 11 Case, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing, except for willful misconduct or gross negligence, but in all respects such entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities with respect to the foregoing; provided, however, that the foregoing exculpation shall not apply to the Unreleased Dynegy Claims.  The Debtor, the Reorganized Debtor, Dynegy and the Consenting Noteholders (and each of their respective affiliates, agents, directors, officers, employees, advisors, and attorneys) have participated in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distribution of the Securities pursuant to the Plan, and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan, including the issuance of securities thereunder.

Discharge of Debtor:	The Plan will contain a discharge provision substantially in the form of the following:

On and after the Effective Date:  (a) the rights afforded in the Plan and the treatment of all Claims and interests shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtor or any of its assets, property, or estate; (b) the Plan shall bind all holders of Claims and interests, notwithstanding whether any such holders failed to vote to accept or reject the Plan or voted to reject the Plan; (c) all Claims and interests shall be satisfied, discharged, and released, and the Debtor’s liability with respect thereto shall be extinguished completely, including any liability of the kind specified under Section 502(g) of the Bankruptcy Code; and (d) all entities shall be precluded from asserting against the Debtor, the Reorganized Debtor, the Estate, their successors and assigns, and their assets and properties any other Claims or interests based upon any documents, instruments, or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, provided, however, that the foregoing discharge shall not apply to the Unreleased Dynegy Claims.

Injunction:

The Plan will contain standard injunction provisions with language substantially to the effect of the following:  From and after the Effective Date, all entities are permanently enjoined from commencing or continuing in any manner, any suit, action, or other proceeding, on account of or respecting any Claim or Cause of Action released or discharged pursuant to the Plan or the Confirmation Order; provided, however, that the foregoing injunction shall not apply to the Unreleased Dynegy Claims.

General Plan Provisions

Executory Contracts and Unexpired Leases:

The Debtor reserves the right to reject certain executory contracts and unexpired leases. All executory contracts and unexpired leases not expressly rejected shall be deemed assumed pursuant to the Plan.  The Plan shall constitute a motion to assume executory contracts and unexpired leases, which shall be set forth in a schedule included in the Plan Supplement, or as otherwise designated as being assumed pursuant to the Plan, including the Restructuring Support Agreement and, to the extent not previously assumed, the letter agreement with HL, dated June 1, 2016, and the letter agreement with WF&G, dated May 6, 2016.

The Debtor will not reject its letter agreements with WF&G or HL.

Charter; Bylaws:

The charter, bylaws, limited liability company agreement and other organizational documents of the Reorganized Debtor shall be amended or amended and restated in a manner consistent with Section 1123(a)(6) of the Bankruptcy Code, if applicable.

Cancellation of Notes, Instruments,	On the Effective Date, all notes, instruments, and certificates evidencing debt or obligations in respect of the Genco Notes shall be cancelled and obligations of

Certificates and other Documents:	Genco (and the Released Parties) thereunder shall be discharged.

Vesting of Assets:

On the Effective Date, and if applicable, pursuant to Sections 1141(b) and (c) of the Bankruptcy Code, all operating assets of Genco’s Estate shall vest in the Reorganized Debtor free and clear of all Claims, liens, encumbrances, charges and other interests, except as otherwise provided in the Plan.

Compromise and Settlement:

The Plan shall contain customary provisions for the compromise and settlement of Claims stating that, notwithstanding anything in the Plan to the contrary, the allowance, classification and treatment of allowed Claims and equity interests and their respective distributions take into account and conform to the relative priority and rights of such Claims and interests in connection with any contractual, legal and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, Section 510 of the Bankruptcy Code or otherwise.

Compensation and Benefit Plans:	All material employee compensation and benefit plans of the Debtor in effect as of the Petition Date shall be deemed to be assumed under the Plan.

Survival of Indemnification Obligations and D&O Insurance:

Any obligations of the Debtor pursuant to its corporate charters, bylaws, limited liability company agreements or other organizational documents to indemnify current and former officers, directors, agents, and/or employees with respect to all present and future actions, suits, and proceedings against the Debtor or such directors, officers, agents, and/or employees, based upon any act or omission for or on behalf of the Debtor shall not be discharged or impaired by confirmation of the Plan.  All such obligations shall be deemed and treated as executory contracts to be assumed by the Debtor under the Plan and shall continue as obligations of the Reorganized Debtor.  In addition, after the Effective Date, the Reorganized Debtor shall not terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies (including any “tail policy”) in effect as of the Petition Date, and all members, managers, directors and officers of the Debtor who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date.

Conditions:

The conditions to effectiveness of the Plan may be waived in writing by Dynegy, Genco, and, as applicable, the Majority Consenting Noteholders.  The Plan shall be subject to usual and customary conditions to confirmation and effectiveness (as applicable), as well as such other conditions that are reasonably satisfactory to Dynegy, Genco, and, as applicable, the Majority Consenting Noteholders, including the following:

Conditions to Confirmation:

The Bankruptcy Court shall:

a.              have entered the Confirmation Order in form and substance reasonably acceptable to Dynegy, Genco, and the Majority Consenting Noteholders;

b.              decree that the provisions of the Confirmation Order and the

Plan are non-severable and mutually dependent;

c.               authorize Dynegy and Genco, as applicable, to distribute the Plan Consideration;

d.              authorize Dynegy and Genco, as applicable, to enter into agreements necessary to effectuate Consummation of the Plan; and

e.               authorize the implementation of the Plan in accordance with its terms.

Conditions to Consummation of the Plan:

The following conditions shall have been satisfied or waived as a condition to the Effective Date of the Plan:

a.              The Confirmation Order shall have been entered in form and substance reasonably acceptable to Dynegy, Genco, and the Majority Consenting Noteholders, and such Confirmation Order shall not have been stayed or modified or subject to an appeal;

b.              The final version of the Plan Supplement and all of the schedules, documents and exhibits contained therein shall have been filed in form and substance reasonably acceptable to Dynegy, Genco, and the Majority Consenting Noteholders;

c.               The Genco Working Capital Facility, if required, shall have become effective and all conditions to the effectiveness thereof shall have been satisfied or waived;

d.              The Bankruptcy Court shall not have required Genco to establish a reserve or reserves for disputed claims in an aggregate amount in excess of $10 million, which condition may be waived only by Dynegy, in its sole discretion;

e.               All actions, documents, certificates and agreements necessary to implement the Plan, including documents contained in the Plan Supplement, shall have been effected or executed and delivered, as the case may be, to the required parties and, to the extent required; and

f.                All authorizations, consents, regulatory approvals, rulings or documents that are necessary to implement and effectuate the Plan shall have been received, waived or otherwise resolved.

Tax Structure:

Notwithstanding anything herein to the contrary, the Restructuring contemplated by this Term Sheet, including Dynegy’s provision of Plan Consideration, shall be structured so as to obtain the most beneficial structure for Dynegy, the Debtor and their equity holders post-Effective Date.

Retention of Jurisdiction:

The Plan shall provide for a broad retention of jurisdiction by the Bankruptcy Court including for (a) resolution of Claims, (b) allowance of compensation and expenses for pre-Effective Date services, (c) resolution of motions, adversary proceedings or other contested matters, (d) entering such orders as necessary to implement or consummate the Plan and any related documents or agreements and (e) other purposes.

Resolution of Disputed Claims:

The Plan shall provide customary procedures for the resolution of disputed Claims, including the ability to establish a Claims bar date pursuant to an order of the Bankruptcy Court.  Once resolved, the claimants shall receive distributions, if any, in accordance with the provisions of the Plan and the classification of their Allowed Claim.  No reserve shall be required with respect to disputed Claims unless otherwise agreed by Dynegy or ordered by the Bankruptcy Court.

ANNEX 1

DEFINED TERMS

Defined Terms

Party/Term	Description

“2018 Notes”	The meaning ascribed to such term in the “Transaction Overview” section of the Term Sheet.

“2020 Notes”	The meaning ascribed to such term in the “Transaction Overview” section of the Term Sheet.

“2032 Notes”	The meaning ascribed to such term in the “Transaction Overview” section of the Term Sheet.

“2018 Notes Interest Payment”	The meaning ascribed to such term in the “Transaction Overview” section of the Term Sheet.

“2024 VWAY”	The meaning ascribed to such term in the “Summary of the Dynegy Notes” section of the Term Sheet.

“2032 Notes Interest Payment”	The meaning ascribed to such term in the “Transaction Overview” section of the Term Sheet.

“Additional Requisite Consents”)	The meaning ascribed to such term in the “Summary of the Terms of the Exchange Offers” section of the Term Sheet.

“Administrative Expense Claim”

A Claim for costs and expenses of administration during the Chapter 11 Case pursuant to Sections 328, 330, 363, 364(c)(1), 365, 503(b) or 507(a)(2) of the Bankruptcy Code, including, (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtor (such as wages, salaries or commissions for services, and payments for goods and other services and leased premises); (b) Fee Claims; (c) the Restructuring Expenses; and (d) all fees and charges assessed against the Estates pursuant to Sections 1911 through 1930 of chapter 123 of the title 28 of the United States Code, 28 U.S.C. §§1-1401 (i.e., the “Judicial Code”).

“Ad Hoc Group”	The ad hoc group of Noteholders represented by Willkie Farr & Gallagher LLP, the members of which are signatories to the Restructuring Support Agreement.

“Additional Proposed Amendments”	The meaning ascribed to such term in the “Summary of the Terms of the Exchange Offers” section of the Term Sheet.

“Allowed”

With reference to any Claim or interest, (a) any Claim or interest arising on or before the Effective Date (i) as to which no objection to allowance has been interposed within the time period set forth in the Plan, or (ii) as to which any objection has been determined by a final order of the Bankruptcy Court to the extent such objection is determined in favor of the respective holder, (b) any Claim or interest as to which the liability of the Debtor and the amount thereof are determined by a final order of a court of competent jurisdiction other than the Bankruptcy Court, or (c) any Claim or interest expressly allowed under the Plan; provided, however, that notwithstanding the foregoing, the Reorganized Debtor shall retain all claims and defenses with respect to Allowed Claims that are reinstated or otherwise Unimpaired pursuant to the Plan.

Defined Terms

“Ameren”	The meaning ascribed to such term in the “Transaction Overview” section of the Term Sheet.

“Bankruptcy Code”	Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended.

“Bankruptcy Rules”	The Federal Rules of Bankruptcy Procedure promulgated under Section 2075 of the Judicial Code and the general, local and chambers rules of the Bankruptcy Court.

“Bankruptcy Court”	The United States Bankruptcy Court for the Southern District of Texas, Houston Division.

“Base Proposed Amendments”	The meaning ascribed to such term in the “Summary of the Terms of the Exchange Offers” section of the Term Sheet.

“Base Requisite Consents”	The meaning ascribed to such term in the “Summary of the Terms of the Exchange Offers” section of the Term Sheet.

“Business Day”	Any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

“Cash”	The legal tender of the United States of America or equivalent thereof.

“Cash Consideration”	The meaning ascribed to such term in the “Transaction Overview” section of the Term Sheet.

“Cause of Action”

Any action, claim, cause of action, controversy, demand, right, debt, lien, indemnity, guaranty, suit, obligation, liability, damage, judgment, remedy, account, defense, offset, power, privilege, license and franchise of any kind or character whatsoever, known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law. Cause of Action also includes: (a) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or interests; (c) any claim pursuant to Sections 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in Section 558 of the Bankruptcy Code; and (e) any state law fraudulent transfer claim.

“Chapter 11 Case”

The Debtor’s voluntary chapter 11 case to be filed in the Bankruptcy Court promptly following a determination by Dynegy, in consultation with Genco, that the Minimum Participation Condition has not been achieved and approval of such filing by the Genco board of directors, including the Special Director and Independent Director on such board.

“Claim”	A “claim,” as defined in Section 101(5) of the Bankruptcy Code.

“Confirmation Order”	The order of the Bankruptcy Court confirming the Plan in the Chapter 11 Case.

“Consent Solicitations”	The meaning ascribed to such term in the “Summary of Terms of the Exchange Offers” section of the Term Sheet.

“Consenting Noteholders”	The beneficial holders, or investment advisors or managers for the account of beneficial holders that are, or become, party to the Restructuring Support Agreement.

2

Defined Terms

“Consummation”	The occurrence of the Effective Date.

“Credit Agreement”

That certain Credit Agreement, dated as of April 23, 2013, among Dynegy, various lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Debtor”	The meaning ascribed to such term in the “Transaction Overview” section of the Term Sheet.

“Dynegy”	The meaning ascribed to such term in the preamble of the Term Sheet.

“Dynegy 2023 Notes”	The meaning ascribed to such term in the “Summary of the Dynegy Notes” section of the Term Sheet.

“Dynegy Common Stock”	The common equity of Dynegy Inc. (NYSE: DYN).

“Dynegy Notes”	The meaning ascribed to such term in the “Transaction Overview” section of the Term Sheet.

“Dynegy Warrants”	The meaning ascribed to such term in the “Transaction Overview” section of the Term Sheet.

“Early Consenting Noteholder”	The meaning ascribed to such term in the “Transaction Overview” section of the Term Sheet.

“EEI”	Electric Energy, Inc., an Illinois corporation and direct subsidiary of Genco.

“EEI Promissory Note”	That certain $150 million Promissory Note, dated September 30, 2010 made to Ameren Energy Generating Company (as predecessor to Genco) from EEI.

“Effective Date”

The date that (a) the Exchange Offers are consummated or (b) if the Chapter 11 Case is filed, the date on which all conditions to the effectiveness of the Plan have been satisfied or waived in accordance with its terms.

“Estate”	The bankruptcy estate of the Debtor created under section 541 of the Bankruptcy Code.

“Exchange Offers”	The meaning ascribed to such term in the preamble of the Term Sheet.

“Exculpated Parties”

Collectively: (a) Genco; (b) the Noteholders; (c) Dynegy; and (d) with respect to each of the foregoing entities in clauses (a) through (c), such entities’ predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, current and former officers, directors, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals, and such persons’ respective heirs, executors, estates, servants and nominees, in each case in their capacity as such.

“Expiration Date”	The meaning ascribed to such term in the “Summary of Terms of the Exchange Offers”

3

Defined Terms

section of the Term Sheet.

“Fee Claim”

A Claim for professional services rendered or costs incurred on or after the Petition Date and on or prior to the Effective Date by professional persons retained by the Debtor or any statutory committee appointed in the Chapter 11 Case pursuant to Sections 327, 328, 329, 330, 331, 503(b), or 1103 of the Bankruptcy Code in the Chapter 11 Case.

“Fourth Supplemental Indenture”	The meaning ascribed to such term in the “Transaction Overview” section of the Term Sheet.

“Genco”	The meaning ascribed to such term in the “Transaction Overview” section of the Term Sheet.

“Genco Notes”	The meaning ascribed to such term in the “Transaction Overview” section of the Term Sheet.

“Genco Notes Claim”	Any Claim derived from or based upon the Indenture or the Genco Notes.

“Genco Notes Interest Payments”	The meaning ascribed to such term in the “Transaction Overview” section of the Term Sheet.

“Genco Working Capital Facility”	The meaning ascribed to such term in the “Summary of Terms of Plan” section of the Term Sheet.

“HL”	The meaning ascribed to such term in the “Transaction Overview” section of the Term Sheet.

“IPM”	Illinois Power Marketing Company, an Illinois corporation and indirect, wholly-owned subsidiary of Dynegy.

“Indenture”	The meaning ascribed to such term in the “Transaction Overview” section of the Term Sheet.

“Majority Consenting Noteholders”

As of the date of determination, at least two unaffiliated Consenting Noteholders, who together hold, in the aggregate, at least 50.1% of the outstanding aggregate principal amount of the Genco Notes as of such date.

“Measurement Period”	The meaning ascribed to such term in the “Summary of the Dynegy Notes” section of the Term Sheet.

“Minimum Participation Condition”	The meaning ascribed to such term in the “Summary of Terms of the Exchange Offers” section of the Term Sheet.

“Noteholders”	The meaning ascribed to such term in the “Transaction Overview” section of the Term Sheet.

“Other Secured Claim”

A Claim secured by a lien on any assets of the Debtor, which lien is valid, perfected, and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, and which is duly established in the Chapter 11 Case, but only to the extent of the value of the holder’s interest in the collateral that secures payment of the Claim; (b) a Claim against the Debtor that is subject to a valid

4

Defined Terms

right of recoupment or setoff under section 553 of the Bankruptcy Code, but only to the extent of the Allowed amount subject to recoupment or setoff as provided in section 506(a) of the Bankruptcy Code; and (c) a Claim deemed or treated under the Plan as a Secured Claim.

“Permitted Transferee”	The meaning ascribed to such term in Section 6(a) of the Restructuring Support Agreement.

“Petition Date”	The date of commencement of the Chapter 11 Case.

“Plan”

The prepackaged plan of reorganization for the Debtor contemplated by this Term Sheet, as such plan may be amended, supplemented, or otherwise modified from time to time, and the exhibits and schedules thereto.

“Plan Supplement”	The compilation of documents and forms of documents, schedules and exhibits to the Plan, in form reasonably satisfactory to Dynegy, Genco, and, as applicable, the Majority Consenting Noteholders.

“Power Purchase Agreement”

That certain Amended and Restated Power Supply Agreement, dated March 28, 2008 by and between Ameren Energy Marketing Company (as predecessor to IPM) and Ameren (as predecessor to Genco) (as amended on January 1, 2010).

“Priority Non-Tax Claim”	Any Claim other than an Administrative Expense Claim or a Priority Tax Claim that is entitled to priority in payment as specified in Section 507(a) of the Bankruptcy Code.

“Priority Tax Claim”	Any secured or unsecured Claim of a governmental unit of the kind entitled to priority in payment as specified in Sections 502(i) and 507(a)(8) of the Bankruptcy Code.

“Pro Rata”	The proportion that a Genco Notes Claim bears to the aggregate amount of all Genco Notes Claims.

“Proposed Amendments”	The meaning ascribed to such term in the “Summary of the Terms of the Exchange Offers” section of the Term Sheet.

“Qualified Permitted Transferee”	The meaning ascribed to such term in the “Transaction Overview” section of the Term Sheet.

“Registrable Securities”	The meaning ascribed to such term in the “Summary of the Dynegy Warrants” section of the Term Sheet.

“Released Parties”

Collectively: (a) Genco; (b) the Noteholders; (c) Dynegy; and (d) with respect to each of the foregoing entities in clauses (a) through (c), such entities’ predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, current and former officers, directors, principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals, and such persons’ respective heirs, executors, estates, servants and nominees, in each case in their capacity as such.

“Reorganized Debtor”	The Debtor as reorganized under the Plan, if applicable.

5

Defined Terms

“Requisite Consents”	The meaning ascribed to such term in the “Summary of the Terms of the Exchange Offers” section of the Term Sheet.

“Restructuring”	The meaning ascribed to such term in the preamble of the Term Sheet.

“Restructuring Support Agreement”	That certain Restructuring Support Agreement executed by and among Dynegy, Genco and the Consenting Noteholders, to which this Term Sheet is attached.

“RSA Fee”	The meaning ascribed to such term in the “Transaction Overview” section of the Term Sheet.

“Security”	A security as defined in Section 2(a)(1) of the Securities Act.

“Securities Act”	The Securities Act of 1933, 15 U.S.C. §§ 77a-77aa, together with the rules and regulations promulgated thereunder, as defined in the “Transaction Overview” section of the Term Sheet.

“Seventh Supplemental Indenture”	The meaning ascribed to such term in the “Transaction Overview” section of the Term Sheet.

“Shared Services Agreement”

That certain Shared Services Agreement, dated December 2, 2013, between Dynegy, certain Dynegy subsidiaries and Genco (as amended by that certain First Amendment to Services Agreement, dated January 20, 2014, that certain Second Amendment to Services Agreement, dated August 31, 2014, and that certain Third Amendment to Services Agreement, dated December 30, 2015).

“Sixth Supplemental Indenture”	The meaning ascribed to such term in the “Transaction Overview” section of the Term Sheet.

“Supplemental Indenture”	The meaning ascribed to such term in the “Summary of the Terms of the Exchange Offers” section of the Term Sheet.

“Tax Sharing Agreement”

That certain Tax Sharing Agreement, dated December 2, 2013, by and among Dynegy, certain of Dynegy’s subsidiaries and its affiliates, Genco and Genco’s subsidiaries (as amended and restated on December 31, 2014).

“Unimpaired”	With respect to a class of Claims or interests, a Class of Claims or interests that is unimpaired within the meaning of Section 1124 of the Bankruptcy Code.

“Unreleased Dynegy Claims”	The meaning ascribed to such term in the “Releases Provided Under the Plan” section of the Term Sheet.

“WF&G”	The meaning ascribed to such term in the “Transaction Overview” section of the Term Sheet.

“Withdrawal Date”	The meaning ascribed to such term in the “Summary of the Terms of the Exchange Offers” section of the Term Sheet.

6

EXHIBIT B

FORM OF JOINDER AGREEMENT

This Joinder Agreement to the Restructuring Support Agreement, dated as of October 14, 2016 (as amended, supplemented, or otherwise modified from time to time, the “Agreement”), by and among the Parties is executed and delivered by                                  (the “Joining Party”) as of               , 2016.  Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

1.                                      Agreement To Be Bound.  The Joining Party hereby agrees to be bound by (a) all of the terms of the Agreement, a copy of which is attached to this Joinder Agreement as Annex I (as the same has been or may be hereafter amended, restated, or otherwise modified from time to time in accordance with the provisions thereof), and (b) the agreements and obligations of the transferor of the Genco Notes or Genco Notes Claims to be acquired in connection with the execution of this Joinder Agreement.  The Joining Party shall hereafter be deemed to be a “Consenting Noteholder” under the Agreement with respect to any and all Genco Notes, Genco Notes Claims and other claims against Genco held by such Joining Party.

2.                                      Representations and Warranties.  The Joining Party hereby makes the representations and warranties of the Consenting Noteholders set forth in the Agreement to each other Party to the Agreement.

3.                                      Governing Law.  This Joinder Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to any conflict of laws provisions which would require the application of the law of any other jurisdiction.

*                                         *                                         *

IN WITNESS WHEREOF, the Joining Party has caused this Joinder Agreement to be executed as of the date first written above.

[JOINING PARTY]

By:

Name

Title:

Aggregate Principal Amount Owned of:

2018 Genco Notes:

2020 Genco Notes:

2032 Genco Notes:

Notice Information:

Address:

E-mail:

Phone:

Fax: